Exhibit 10.03

ISDA®

International Swaps and Derivatives Association, Inc.

2002 MASTER AGREEMENT

dated as of July 12, 2017

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America (“Party A”)	and	CMF TT II, LLC, a limited liability corporation organized under Delaware law (“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this 2002 Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this “Master Agreement”.

Accordingly, the parties agree as follows:—

1.	Interpretation

(a) Definitions. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

Copyright © 2002 by International Swaps and Derivatives Association, Inc.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting of Payments. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that “Multiple Transaction Payment Netting” applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

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(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of lndemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:—

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

3.	Representations

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any “Additional Representation” is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

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(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(g) No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

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(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply With Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

(ii) Breach of Agreement; Repudiation of Agreement..

(1) Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

(2) the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any

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Transaction evidenced by such a Confirmation (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default Under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of; or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

(3) defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

(4) disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

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(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of:—

(1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

(2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

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(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:—

(i) Illegality. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):—

(1) for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

(ii) Force Majeure Event. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:—

(1) the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or

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impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

(2) such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

(iii) Tax Event. Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iv) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

(v) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, “X”) and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). A “Designated Event” with respect to X means that:—

(1) X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the

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date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

(2) any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

(3) X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of (A) preferred stock or other securities convertible into or exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

(vi) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Hierarchy of Events.

(i) An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

(ii) Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

(iii) If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

(d) Deferral of Payments and Deliveries During Waiting Period. If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:—

(i) the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

(ii) if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

(e) Inability of Head or Home Office to Perform Obligations of Branch. If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party’s head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or

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compliance with the relevant provision by the Affected Party’s head or home office and (iv) the Affected Party’s head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party’s head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1).

6.	Early Termination; Close-Out Netting

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)	Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under Section 6(b)(i) to avoid that Termination Event.

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(iv) Right to Terminate.

(1)	If:——

(A) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(B) a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non-affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(2) If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:—

(A) Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

(B) An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

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(d) Calculations; Payment Date.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations), (2) specifying (except where there are two Affected Parties) any Early Termination Amount payable and (3) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

(ii) Payment Date. An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

(e) Payments on Early Termination. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the “Early Termination Amount”) will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

(i) Events of Default. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non-defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

(2) Two Affected Parties. Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party “X”) and the lower amount so determined (by party “Y”) and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

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(3) Mid-Market Events. If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:—

(A) if obtaining quotations from one or more third parties (or from any of the Determining Party’s Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

(B) in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Adjustment for Illegality or Force Majeure Event. The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

(v) Pre-Estimate. The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

(f) Set-Off Any Early Termination Amount payable to one party (the “Payee”) by the other party (the “Payer”), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non-affected Party, as the case may be (“X”) (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts (“Other Amounts”) payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

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If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7.	Transfer

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8.	Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using

15	ISDA® 2002

commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

(c) Separate Indemnities. To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.	Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

(b) Amendments. An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

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(h) Interest and Compensation.

(i) Prior to Early Termination. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:—

(1) Interest on Defaulted Payments. If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.

(2) Compensation for Defaulted Deliveries. If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

(3) Interest on Deferred Payments. If:—

(A) a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

(B) a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

(C) a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event

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continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.

(4) Compensation for Deferred Deliveries. If:

(A) a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

(B) a delivery is deferred pursuant to Section 5(d); or

(C) a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

(ii) Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:—

(1) Unpaid Amounts. For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

(2) Interest on Early Termination Amounts. If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

(iii) Interest Calculation. Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

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10.	Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

(b) If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

(c) The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11.	Expenses

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

(v) if sent by electronic messaging system, on the date it is received; or

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(vi) if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Details. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13.	Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:—

(i) submits:—

(1) if this Agreement is expressed to be governed by English law, to (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

(2) if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

(iii) agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent, if any. specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or l2(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

(d) Waiver of Immunities. Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

20	ISDA® 2002

14.	Definitions

As used in this Agreement:—

“Additional Representation” has the meaning specified in Section 3.

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Agreement” has the meaning specified in Section 1(c).

“Applicable Close-out Rate” means:—

(a) in respect of the determination of an Unpaid Amount:—

(i) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(ii) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

(iii) in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

(iv) in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

(b) in respect of an Early Termination Amount:—

(i) for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable:—

(I) if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

(2) if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

(3) in all other cases, the Applicable Deferral Rate; and

21	ISDA® 2002

(ii) for the period from (and including) the date (determined in accordance with Section 6(d)(ii) on which that amount is payable to (but excluding) the date of actual payment,—

(1) if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

(2) if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

(3) if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

(4) in all other cases, the Termination Rate.

“Applicable Deferral Rate” means:—

(a) for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

(b) for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by, the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

(c) for purposes of Section 9(h)(i)(3)(C) and clauses (a)(iv), (b)(i)(3) and (b)(ii)(l) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

“Automatic Early Termination” has the meaning specified in Section 6(a).

“Burdened Party” has the meaning specified in Section 5(b)(iv).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in

22	ISDA® 2002

Section 2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:—

(i) quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:—

(1) application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

23	ISDA® 2002

(2) application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

“Confirmation” has the meaning specified in the preamble.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Contractual Currency” has the meaning specified in Section 8(a).

“Convention Court” means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Cross-Default” means the event specified in Section 5(a)(vi).

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Designated Event” has the meaning specified in Section 5(b)(v).

“Determining Party” means the party determining a Close-out Amount.

“Early Termination Amount” has the meaning specified in Section 6(e).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“electronic messages” does not include e-mails but does include documents expressed in markup languages, and “electronic messaging system” will be construed accordingly.

“English law” means the law of England and Wales, and “English” will be construed accordingly.

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Force Majeure Event” has the meaning specified in Section 5(b).

“General Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

“Illegality” has the meaning specified in Section 5(b).

24	ISDA® 2002

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and “unlawful” will be construed accordingly.

“Local Business Day” means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

“Local Delivery Day” means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

“Master Agreement” has the meaning specified in the preamble.

“Merger Without Assumption” means the event specified in Section 5(a)(viii).

“Multiple Transaction Payment Netting” has the meaning specified in Section 2(c).

“Non-affected Party” means, so long as there is only one Affected Party, the other party.

“Non-default Rate” means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Other Amounts” has the meaning specified in Section 6(f).

25	ISDA® 2002

“Payee” has the meaning specified in Section 6(f).

“Payer” has the meaning specified in Section 6(f).

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Proceedings” has the meaning specified in Section 13(b).

“Process Agent” has the meaning specified in the Schedule.

“rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Schedule” has the meaning specified in the preamble.

“Scheduled Settlement Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Stamp Tax Jurisdiction” has the meaning specified in Section 4(e).

26	ISDA® 2002

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means, with respect to any Early Termination Date (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

“Termination Currency” means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Threshold Amount” means the amount, if any, specified as such in the Schedule.

“Transaction” has the meaning specified in the preamble.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other

27	ISDA® 2002

compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(l) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

“Waiting Period” means:—

(a) in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b) in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance,

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

JPMORGAN CHASE BANK, N.A.		CMF TT II, LLC

		By:	Ceres Managed Futures LLC

By:	/s/ Leila Safai	By:	/s/ Patrick T. Egan
Name: Leila Safai		Name: Patrick T. Egan
Title: Vice President		Title: President & Director
JPMorgan Chase Bank, N.A.		Ceres Managed Futures LLC
Date: July 12, 2017		Date: July 12, 2017

28	ISDA® 2002

SCHEDULE

to the

2002 ISDA Master Agreement

dated as of July 12, 2017

between

JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America (“Party A”)	and	CMF TT II, LLC, a limited liability corporation organized under Delaware law (“Party B”)

Part I

Termination

In this Agreement:

(1)	“Specified Entity” shall mean:

(a) in relation to Party A: any Affiliate for purposes of Section 5(a)(v) other than J.P. Morgan Ventures Energy Corporation and shall not apply for purposes of any other provision; and

(b) in relation to Party B: not applicable.

(2)

“Specified Transaction” will have the meaning specified in Section 14 of this Agreement; provided that (x) the definition of “Specified Transaction shall be amended by inserting “, margin loan,” after “securities lending transaction,” in the tenth line thereof and (y) any agreement relating to the clearing of derivative transactions or futures contracts shall be a “Specified Transaction”.

(3)	The “Cross-Default” provisions of Section 5(a)(vi) will apply, and for such purpose:

(a)

“Specified Indebtedness” shall have the meaning set forth in Section 14; provided, however, that Specified Indebtedness shall exclude, in relation to Party A, any deposits received in the ordinary course of business; and

(b)

“Threshold Amount” means (i) in relation to Party A, an amount equal to 3 % of its total shareholders’ equity, and (ii) in relation to Party B, an amount equal to 3% of its Net Asset Value (as defined in this Part 1).

(c)	The phrase “ , or becoming capable at such time of being declared,” shall be deleted and the following language shall be added to the end thereof:

“provided, however, that notwithstanding the foregoing, the default referred to in subsection (2) hereof shall not constitute an Event of Default if (i) the default is a failure to pay caused solely by an error or omission of an administrative or operational nature; (ii) the party can demonstrate to the reasonable satisfaction of a third party that funds were available to such party to enable it to make the relevant payment when due; and (iii) such payment is made within one Local Business Day after such failure to pay; “

(4)	“Termination Currency” means United States Dollars.

(5)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will not apply.

(6)	The “Automatic Early Termination” provisions of Section 6(a) will not apply.

(7)

Additional Termination Events. Each of the following shall constitute an Additional Termination Event for purposes of Section 5(b)(vi) of this Agreement, in respect of which Party B will be the Affected Party and all Transactions will be Affected Transactions:

(a)

Investment Manager. Ceres Managed Futures LLC (“CMF”) or Transtrend B.V. (the “Investment Manager”) ceases to have authority over the trading and investment activities of Party B (including, without limitation, the authority to enter into Transactions, execute Confirmations, exercise all rights of Party B in respect of Transactions, and make payments under this Agreement on behalf of Party B) and if Party A reasonably determines that such action has had, or will have, a material adverse effect on the ability of Party B to perform its obligations under this Agreement; provided, that the termination of the authority of the Investment Manager shall not constitute an Additional Termination Event if (i) the Investment Manager is replaced with another investment manager (“Replacement Investment Manager”) selected by CMF in its reasonable discretion; provided, further, that (x) any such Replacement Investment Manager shall be selected by CMF with reasonable care and diligence and (y) Party A must consent to such Replacement Investment Manager, which consent shall not be unreasonably withheld by Party A or (ii) CMF itself is the sole Investment Manager with sole authority over the trading and investment activities of Party B. Any reference to “Investment Manager” herein, in the event the Investment Manager is replaced with a Replacement Investment Manager, shall be deemed to refer to any such Replacement Investment Manager.

(b)

No Plan Assets. The assets of Party B constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(c)

Minimum Net Asset Value. (i) Party B’s, Net Asset Value (exclusive of shareholder redemptions, withdrawals, subscriptions, contributions and similar items (however described)) as of the last business day of any calendar month declines 20% or more from Party B’s Net Asset Value (exclusive of shareholder redemptions, withdrawals, subscriptions, contributions and similar items (however described)) as of the last business day of the immediately preceding calendar month; (ii) Party B’s Net Asset Value (exclusive of shareholder redemptions, withdrawals, subscriptions, contributions and similar items (however described)) as of the last business day of any calendar month declines 30% or more from Party B’s Net Asset Value (exclusive of shareholder redemptions, withdrawals, subscriptions, contributions and similar items (however described)) as of the last business day of the third calendar month immediately preceding such day; (iii) Party B’s Net Asset Value declines by 40% or more from Party B’s Net Asset Value as of the last business day of the same month in the immediately preceding calendar year; or (iv) if less than 12 months have elapsed from the date of this Agreement, Party B’s Net Asset Value declines by 40% or more from Party B’s highest Net Asset Value at any month end during such 12 month period.

As used in this Agreement, “Net Asset Value” means, as of the relevant date, the Total Assets of Party B minus the Total Liabilities of Party B (each valued at the market price therefor as of such date). “Total Assets” means, as of the relevant date, all assets of Party B which, in accordance with generally accepted accounting principles in the United States of America would be generally classified as assets on the balance sheet of Party B as of such date, and “Total Liabilities” means, as of the relevant date, all liabilities of Party B which, in accordance with generally accepted accounting principles in the United States of America would generally be classified as liabilities on the balance of Party B as of such date.

(8)

Limitation on Right to Withhold Performance Under Section 2(a)(iii). Without otherwise limiting the rights of a Non-defaulting Party or Non-affected Party (“X”), in the event that X suspends payments or deliveries pursuant to Section 2(a)(iii)(1) of this Agreement following the occurrence of an Event of Default, Potential Event of Default or Additional Termination Event (an “Occurrence”), X agrees that its right to withhold such payments or deliveries with respect to such Occurrence shall be limited to a period which is 45 calendar days after the first date of such suspension of payments or deliveries by X.

(9)

Additional Condition Precedent. For the purposes of Section 2(a)(iii) of the Agreement, it shall be an additional condition precedent that no Additional Termination Event with respect to the other party shall have occurred and be continuing.

Part 2

Tax Representations

(1)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B each hereby make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement or amounts payable hereunder that may be considered to be interest for United States federal income tax purposes) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(2)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B each hereby make the following representations:

(i) Party A represents that it is a U.S. person for U.S. federal income tax purposes.

(ii) Party B represents that it is a U.S. person for U.S. federal income tax purposes and its U.S. tax identification number is 46-3247767.

(3)

“Tax” as used in Part 2 of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any legislation, or fiscal or regulatory rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(4)

Party A and Party B agree that the amendments set out in the Attachment (the “Attachment”) to, and the provisions in Section 3(g) of, the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. (“ISDA”) on November 2, 2015 and available on the ISDA website (www.isda.org) (the “Protocol”) are incorporated into and shall apply to this Agreement as if set forth herein. For this purpose, capitalized terms used but not defined in the Attachment shall have the meanings given to them in the Protocol, except that references to “each Covered Master Agreement” in the Attachment will be deemed to be references to this Agreement and the “Implementation Date” referred to in the Attachment will be deemed to be the date of this Agreement.

Part 3

Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(1)	Documents to be delivered are:

(a)

Each of Party A and Party B will, upon execution of this Agreement, deliver to the other party copies of all corporate or partnership, as the case may be, authorizations and any other documents with respect to the execution, delivery and performance of this Agreement and each Credit Support Document on its behalf.

(b)

Each of Party A and Party B will, upon execution of this Agreement and thereafter upon request of the other party, deliver to the other party a certificate of authority and specimen signatures of individuals executing this Agreement, any Confirmations and each Credit Support Document.

(c)	Each of Party A and Party B will, upon execution of this Agreement, deliver to the other party a duly executed original of the Credit Support Document specified in Part 4.

(d)

Party B will, upon execution of this Agreement, deliver to Party A a copy of its certificate of incorporation or registration, as applicable, limited partnership agreement or articles and memorandum of association, as applicable, prospectus or offering memorandum (and any relevant supplements thereto) from the applicable feeder fund, if produced, investment management agreement, and will thereafter promptly deliver copies of any amendments, supplements, or successors to any of the foregoing.

(e)	Party B will deliver to Party A:

(i)

as soon as available and in any event within 120 days after the end of each fiscal year of Party B, the annual audited financial statements of Party B prepared in accordance with generally accepted accounting principles in the United States of America, together with an audit report thereon issued by independent certified public accountants certified in the United States of America and of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit);

(ii)

within 20 days after the end of each calendar month, a monthly statement setting forth Party B’s total net assets and percentage change in total net assets (exclusive of shareholder subscriptions and redemptions); and

(iii)	promptly upon request, such additional information regarding the financial position or business of Party B as Party A may reasonably request, which information concerning Party B shall pertain to (a)

leverage data; (b) generic portfolio composition, and (c) portfolio liquidity.

(f)	Party B will deliver to Party A;

a valid and complete U.S. Internal Revenue Service Form W-9, Form W-8EXP, Form W-8BEN, Form W-8BEN-E and/or Form W-8ECI or applicable successor form (or, where Party B is not the beneficial owner for U.S. federal income tax purposes, from each beneficial owner of Party B together with a valid and complete Form W-8IMY (or applicable successor form), with the allocation statement required to be delivered in connection therewith, from Party B, as relevant.), (I) prior to execution of this Agreement; (II) promptly upon reasonable demand by the other party; and (III) promptly upon learning that any form or other document previously provided by Party B has become obsolete or incorrect.

(g)	Party A shall deliver to Party B:

(i)

After the end of each of its fiscal years, as soon as practicable after becoming publicly available and requested by Party B if such financial statement is not available on “EDGAR” or the party’s home page on the World Wide Web, the annual report of JPMorgan Chase & Co. containing audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in such party’s country of organization and certified by independent certified public accountants for each fiscal year;

(ii)

After the end of each of its first three fiscal quarters as soon as practicable after becoming publicly available and requested by Party B if such financial statement is not available on “EDGAR” or the party’s home page on the World Wide Web, the unaudited consolidated financial statements of JPMorgan Chase & Co. and the consolidated balance sheet and related statements of income of JPMorgan Chase & Co. for each fiscal quarter prepared in accordance with accounting principles that are generally accepted in JPMorgan Chase & Co.’s country of organization.

The documents provided by a party pursuant to Part 3 (1)(a), (b), (d), (e), (f) and (g) shall be subject to the representation set forth in Section 3(d) of the Agreement.

Part 4

Miscellaneous

(1)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

(a) In connection with Section 12(a), all notices to Party A shall, with respect to any particular Transaction, be sent to the address or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 shall be sent to the address specified below:

JPMorgan Chase Bank, N.A.

Attention: Legal Department - Derivatives Practice Group

270 Park Avenue

New York, New York 10017-2070

Facsimile No.: (646) 534-6393

Net Asset Value statements shall be sent by facsimile or e-mail directly to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Attention: Managing Director, Credit Portfolio Risk Management — Hedge Funds

Facsimile: 212-270-5222

e-mail: jpm nav data@jpmorgan.com

(b) In connection with Section 12(a), all notices to Party B (and the Investment Manager on behalf of Party B) for purposes of Sections 5 and 6, and all Confirmations with respect to each Transaction, shall be sent to the following:

CMF TT II, LLC

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

Attention: Patrick Egan

Email: Patrick.egan@morganstanley.com

(2)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(3)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(4)	Multibranch Party. For the purpose of Section 10 of this Agreement:

Party A is a Multibranch Party and may act through any Office specified in a

Confirmation. Party B is not a Multibranch Party.

(5)	Credit Support Document.

The ISDA Credit Support Annex (New York Law, Security Interest Form) and supplementary “Paragraph 13 — Elections & Variables” executed by the parties shall constitute a “Credit Support Document” in relation to each party, respectively, for all purposes of this Agreement.

(6)	Credit Support Provider.

Credit Support Provider means, in relation to Party A: Not applicable.

Credit Support Provider means, in relation to Party B: Not applicable.

(7)	Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

Section 13(b) is amended by (i) deleting the word “non-exclusive” in subsection (i)(2) thereof and replacing it with the word “exclusive” and (ii) deleting subsection (iii) thereof in its entirety.

(8)	Netting of Payments. “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of this Agreement to all Transactions starting from the date of this Agreement.

(9)	“Affiliate” will have the meaning specified in Section 14 of this Agreement; provided, however, that with respect to Party B, Affiliate shall exclude Transtrend B.V.

(10)	Absence of Litigation. For the purpose of Section 3(c) of this Agreement:

“Specified Entity” means, in relation to Party A: none.

“Specified Entity” means, in relation to Party B:none.

(11)	No Agency. The provisions of Section 3(g) of this Agreement will apply to this Agreement.

(12)	Additional Representation will apply, and for the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation:

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(iv) Other Transactions. It understands and acknowledges that the other party may, either in connection with entering into a Transaction or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.

(v) Eligible Contract Participant. It is an ‘eligible contract participant’, as defined in Section la(18) of the Commodity Exchange Act, as amended.”

(13) Party B Additional Representations. Party B represents to Party A at all times until the termination of this Agreement that:

(i)

Authorization of Investment Manager. The Investment Manager is duly authorized to conduct the trading and investment activities of Party B (including, without limitation, the authority to enter into Transactions, execute Confirmations, exercise all rights of Party B in respect of Transactions, and make payments under this Agreement on behalf of Party B).

(ii)

Generally Accepted Accounting Principles. The financial information delivered by it pursuant to Part 3(1)(e) of this Schedule, including the related schedules and notes thereto, has been prepared in accordance with accounting principles that are generally accepted in the United States of America, applied consistently throughout the periods involved (except as disclosed therein).

(iii)

No Material Contingent Obligation(s). Neither Party B nor any of its subsidiaries has any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the financial statements delivered to Party A pursuant to this Schedule or in the notes thereto.

Each of the foregoing representations shall constitute an “Additional Representation” for purposes of Section 3 of the Agreement.

(14) Telephonic Recording. Each party (i) consents to the recording of the telephone conversations of trading, marketing and other relevant personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Part 5

Other Provisions

(1)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this provision.

(2)

ISDA Definitions. Reference is hereby made to the 2006 ISDA Definitions (the “2006 Definitions”) and the 1998 FX and Currency Option Definitions (the “FX Definitions’’) (collectively the “ISDA Definitions”) each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein. Any term used and not otherwise defined herein which are contained in the ISDA Definitions shall have the meaning set forth therein.

(3)

Scope of Agreement. Notwithstanding anything contained in this Agreement to the contrary, any transaction (other than a repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, margin loan, forward purchase or sale of a security, or any transaction that is a futures, option or similar exchange-traded transaction) which may otherwise constitute a “Specified Transaction” (without regard to the phrase “which is not a Transaction under this Agreement but” in the definition of “Specified Transaction”) for purposes of this Agreement which has been or will be entered into between the parties shall constitute a “Transaction” which is subject to, governed by, and construed in accordance with the terms of this Agreement, unless any Confirmation with respect to a Transaction entered into after the execution of this Agreement expressly provides otherwise.

(4)

Inconsistency. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation; (ii) this Schedule and or Paragraph 13 of an ISDA Credit Support Annex (as applicable); (iii) the ISDA Definitions; and (iv) the printed form of ISDA Master Agreement and ISDA Credit Support Annex (as applicable). In the event of any inconsistency between provisions contained in the 2006 Definitions and the FX Definitions, the FX Definitions shall prevail.

(5)	Financial Statements. Section 3(d) is hereby amended by adding the following in the third line thereof after the word “respect” and before the period:

“or, in the case of financial statements, a fair presentation in all material respects, of the financial condition of the relevant party”.

(6)	Calculation Agent.

(i) Subject to the provisions of this Part 5(6) and except as otherwise provided in the applicable Confirmation or Master Confirmation, the Calculation Agent will be Party A; provided, however, that if an Event of Default occurs and is continuing in respect of Party A, the Calculation Agent will be Party B or an Independent Dealer (as defined below) reasonably selected by Party B.

(ii) The procedure set forth in this subpart (ii) is applicable to all Transactions except Credit Derivative Transactions (as defined in the 2003 ISDA Credit Derivatives Definitions) (or any successor ISDA publication to such definitions) and Non-Disputable Equity Derivatives Transactions). Unless otherwise agreed in a global master confirmation agreement between the parties, a “Non-Disputable Equity Derivatives Transaction” means any Transaction in respect of which (y) the relevant Confirmation incorporates the 2002 ISDA Equity Derivatives Definitions (or any successor ISDA publication to such definitions) and (z) one or more of the Exchanges is located (A) in any of Bahrain, Czech Republic, Egypt, Greece, Hungary, Iceland, Jordan, Kuwait, Morocco, Oman, Poland, Qatar, Russia, Saudi Arabia, South Africa, Turkey or the United Arab Emirates, (B) anywhere in Asia other than Japan, Australia, Hong Kong, New Zealand or Singapore or (C) anywhere in Latin America other than Brazil.

A party (the “Objecting Party”) has the right to dispute in good faith and on commercially reasonable grounds a particular Determination made by the Calculation Agent, provided that the Objecting Party notifies the other party and the Calculation Agent (if the other party is not the Calculation Agent) of such dispute promptly (but in no event later than one Reference Day) after the Calculation Agent has provided the Objecting Party and the other party (if the other party is not the Calculation Agent) with notice of such Determination. In any such instance, the parties shall, within three Reference Days after such notice, jointly select three Independent Dealers (or, if the parties cannot jointly agree on three, each party shall select an Independent Dealer, which two Independent Dealers shall jointly select a third Independent Dealer). Each such Independent Dealer shall be requested by the Calculation Agent to make a Determination as to the disputed matter within three Reference Days after its appointment.

In the event that two or three Independent Dealers provide a Determination as to the disputed matter within three Reference Days after their respective appointments:

(y)

if those Determinations are susceptible to the calculation of an arithmetic mean, the arithmetic mean of such Determinations shall be binding on the parties for the disputed matter, absent manifest error; or

(z)

if those Determinations are not susceptible to the calculation of an arithmetic mean (e.g., Determinations as to whether or not an event has occurred or terms of a Transaction are to be adjusted), then (A) if a majority of the responding Independent Dealers provided the same Determination, such Determination shall be binding on the parties for the disputed matter, absent manifest error, or (B) if a majority of the Independent Dealers did not provide the same Determination, the responding Independent Dealers will jointly appoint a fourth Independent Dealer (the “Resolver”). The Resolver will select, within two Reference Days after its appointment, from the Determinations originally provided by the responding Independent Dealers, with the selected Determination being binding on the parties for the disputed matter, absent manifest error.

The costs of any Independent Dealers or Resolver shall be borne by (x) the Objecting Party if the Determination made pursuant to this subpart (ii) substantially comports with the relevant Determination made by the Calculation Agent or if the relevant Determination made by the Calculation Agent otherwise applies, (y) Party B if Party B disputes a Determination made by a Calculation Agent selected by Party B, or (z) Party A, if Party A is the Calculation Agent and the Determination made pursuant to this subpart (ii) does not substantially comport with the relevant Determination made by the Calculation Agent.

The following terms used in this Part 5(6) have the following meanings:

“Determination” means any determination, calculation, or adjustment, as the case may be.

“Independent Dealer” means a leading dealer in the relevant market that is not an Affiliate of either of the parties or any other appointed Independent Dealer.

“Reference Day” means, in respect of any Transaction, a Business Day as defined as set forth in the Confirmation evidencing such Transaction or, absent such definition, a day that is a Banking Day (as defined in the 2006 ISDA Definitions) in New York and in the location of the office of Party A where such Transaction is booked.

(iii) A party’s right to dispute a Determination under subpart (ii) immediately above shall (1) cease to be applicable at any time that a Potential Event of Default or Event of Default in respect of such party or an Additional Termination Event in respect of which such party is the sole Affected Party has occurred and is continuing, (2) be inapplicable in respect of any Transaction for which the relevant Confirmation or Master Confirmation sets forth procedures for disputing a Determination by the Calculation Agent, and (3) be inapplicable to any Determination made pursuant to the terms of any Protocol sponsored by ISDA to which the parties adhere. Notwithstanding a party’s exercise of its right to dispute a Determination under subpart (ii) immediately above, any undisputed amounts or deliveries in respect of any Transaction shall be made by the relevant party as if no dispute existed.

Part 6

Foreign Exchange & Currency Option Transactions

(1) Section 2.2(a) of the FX Definitions is hereby amended by substituting the following therefor in its entirety:

(a) Deliverable FX Transaction.

(i) Unless the parties expressly agree in a Confirmation of a Deliverable FX Transaction that this subsection (i) shall be inapplicable to such Deliverable FX Transaction, the obligation of Party A to make a payment in respect of any Deliverable FX Transaction on a Settlement Date is subject to the condition precedent that Party B shall have first satisfied its obligation to make each payment under such Deliverable FX Transaction, subject to any applicable condition precedent and any applicable provisions of Article 5.

(ii) If the parties expressly agree in a Confirmation of a Deliverable FX Transaction that subsection (i) immediately above shall be inapplicable to such Deliverable FX Transaction, each party will pay, on the Settlement Date in respect of such Deliverable FX Transaction, the amount specified as payable by it in the related Confirmation, subject to any applicable condition precedent and any applicable provisions of Article 5.

(2)	Section 3.4 of the FX Definitions is amended by adding the following:

(c) Discharge and Termination. Unless otherwise agreed, any Call or any Put written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call or a Put, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; provided that such termination and discharge may only occur in respect of Currency Option Transactions:

(i) each being with respect to the same Put Currency and the same Call Currency;

(ii) each having the same Expiration Date and Expiration Time;

(iii) each being of the same style, i.e. either both being American style Currency Option Transactions or both being European style Currency Option Transactions;

(iv) each having the same Strike Price and other material terms;

(v) neither of which shall have been exercised by delivery of a Notice of Exercise; and

(vi) each having been transacted by the same pair of Offices of the Buyer and Seller.

and, upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e., where the relevant Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for all purposes of this Agreement, including this Section 3.4(c).

(3)	Section 3.7(a) of the FX Definitions is hereby amended by substituting the following therefor in its entirety:

(a)

Deliverable Currency Option Transaction. In respect of an Exercise Date under a Deliverable Currency Option Transaction, on the Settlement Date, except as otherwise set forth in this Section 3.7(a), Buyer will pay to Seller the Put Currency Amount and Seller will pay to Buyer the Call Currency Amount, subject to the provisions of Section 3.6(c), any other applicable condition precedent and any applicable provisions of Article 5. Unless the parties expressly agree in a Confirmation of a Deliverable Currency Option Transaction that this sentence shall be inapplicable to such Deliverable Currency Option Transaction, Party A may, by notice to Party B before the Settlement Date of any Deliverable Currency Option Transaction, require that each party pay the USD Equivalent of the amount payable by under such Deliverable Currency Option Transaction. “USD Equivalent” means (i) if the relevant currency is U.S. dollars, the amount of U.S. dollars and (ii) if the relevant currency is not U.S. dollars, the equivalent in U.S. dollars of the amount of such currency as determined by Party A in a commercially reasonable manner based on market rates available to Party A at such time in the New York foreign exchange market (or, at the option of Party A, in the foreign exchange market of any other financial center which is then open for business).

(4)	Confirmations.

(a) Notwithstanding anything to the contrary in this Agreement, Party A and Party B hereby agree that Deliverable FX Transactions, Non-Deliverable FX Transactions (“NDF Transactions”) that are subject to the Master Confirmation for Non-Deliverable Forward FX Transactions between the parties, European style Deliverable Currency Option Transactions without any special features, Non-Deliverable Currency Option Transactions (“NDO Transactions”) that are subject to the Master Confirmation for Non-Deliverable Currency Option FX Transactions (European Style) between the parties, Bullion Trades, and European Style Bullion Options without any special features (collectively, “Relevant Transactions”), may be confirmed electronically as set forth below through the use of an internet website provided by Party A (a “JPM Website”), a file transfer over an internet server provided by Party A (a “JPM Internet Server”), or an electronic trading system (an “ET System”) provided by Party A or a third party approved by Party A by notice to Party B (an “Approved Provider”). Party A will provide a user ID and/or password to Party B to enable Party B to access a JPM Website, a JPM Internet Server, or an ET System provided by Party A. Access to an ET System provided by an Approved Provider will be subject to such rules and/or agreement as required by the Approved Provider. Party A and Party B hereby agree that Party B may:

(i) input (each such input, a “Transaction Message”) onto a JPM Website the material economic terms of one or more Relevant Transactions that (x) Party B has entered into directly with Party A or (y) Party B has entered into with an executing dealer (as identified in accordance with subsection (c) immediately below) pursuant to a Foreign Exchange and Bullion Authorization Agreement (the “Authorization Agreement”) dated as of July 12, 2017 between Party A and Party B under, and subject to the terms and conditions of, which Party B has been authorized to enter into such a transaction on behalf of Party A; or

(ii) send to Party A a file (each such file, an “Electronic File”) by means of transfer over a JPM Internet Server, setting forth the material economic terms of one or more Relevant Transactions that (x) Party B has entered into directly with Party A or (y) Party B has entered into with an executing dealer (as identified in accordance with subsection (c) immediately below) on behalf of Party A pursuant to the Authorization Agreement; or

(iii) enter into a Relevant Transaction through an ET System which ET System will provide an electronic message to Party A setting forth the details of the Relevant Transaction (an “ET System Message”) and will indicate whether such Relevant Transaction has been entered into by (x) Party B directly with Party A or (y) Party B with an executing dealer on behalf of Party A pursuant to the Authorization Agreement.

(b) Party A and Party B hereby agree that any Transaction Message, Electronic File, or ET System Message will have the same force, effect, and validity as a paper copy of a Confirmation that has been manually signed by an authorized officer on behalf of Party B of (1) in the case of (a)(i)(x), (a)(ii)(x), or (a)(iii)(x) immediately above, the Transaction between Party A and Party B and (2) in the case of (a)(i)(y), (a)(ii)(y), or (a)(iii)(y) immediately above, the Offsetting Transaction (as defined in the Authorization Agreement) corresponding to the relevant Transaction entered into with the relevant executing dealer. Party B will be bound by and responsible for all messages entered or transmitted under the user ID or password or by an ET System.

(c) Party B agrees that any Transaction Message or Electronic File provided to Party A pursuant to subsection (a) immediately above:

(i) in respect of a Deliverable FX Transaction will contain the following information: Trade Date, the other party to the FX Transaction (if an entity other than Party A is listed, the FX Transaction will be deemed to have been entered into by the Party B on behalf of Party A pursuant to the Authorization Agreement), the amount and currency payable by the Party B, the amount and currency payable by Party A and/or the exchange rate, and the Settlement Date;

(ii) in respect of a NDF Transaction will contain the following information: Trade Date, the other party to the NDF Transaction (if an entity other than Party A is listed, the NDF Transaction will be deemed to have been entered into by the Party B on behalf of Party A pursuant to the Authorization Agreement), Reference Currency, whether the Reference Currency for the NDF Transaction is being bought or sold from Party B’s perspective, the Reference Currency Notional Amount, the Notional Amount, the Forward Rate, Settlement, Settlement Date, Valuation Date and Settlement Currency.

(iii) in respect of a European style Deliverable Currency Option Transaction will contain the following information: Trade Date, whether the Currency Option Transaction is being bought or sold from Party B’s perspective, the other party to the Currency Option Transaction (if an entity other than Party A is listed, the Currency Option Transaction will be deemed to have been entered into by the Party B on behalf of Party A pursuant to the Authorization Agreement), Call Currency and Call Currency Amount, Put Currency and Put Currency Amount, Option Type, the Settlement Date, the Strike Price, the Expiration Date, the Expiration Time, the city in which expiration occurs, Premium, and the Premium Payment Date.

(iv) in respect of a NDO Transaction will contain the following information: Trade Date, whether the NDO Transaction is being bought or sold from Party B’s perspective, the other party to the NDO Transaction (if an entity other than Party A is listed, the NDO Transaction will be deemed to have been entered into by the Party B on behalf of Party A pursuant to the Authorization Agreement), Call Currency and Call Currency Amount, Put Currency and Put Currency Amount, Currency Option Type, Reference Currency, Settlement Currency, Strike Price, Settlement Date, Settlement, Valuation Date, Premium, and the Premium Payment Date.

(v) in respect of a Bullion Trade will contain the following information: Trade Date, the other party to the Bullion Trade (if an entity other than Party A is listed, the Bullion Trade will be deemed to have been entered into by the Party B on behalf of Party A pursuant to the Authorization Agreement), whether the Bullion involved in the

Bullion Trade is being bought or sold from Party B’s perspective, the Number of Ounces being bought or sold by Party B pursuant to the Bullion Trade, the type of Bullion involved in the Bullion Trade, the Transaction Currency, the Bullion Transaction Settlement Date, and the Contract Price.

(vi) in respect of a European Style Bullion Option will contain the following information: Trade Date, the other party to the Bullion Option (if an entity other than Party A is listed, the Bullion Option will be deemed to have been entered into by the Party B on behalf of Party A pursuant to the Authorization Agreement), whether the European Style Bullion Option is being bought or sold from Party B’s perspective, the Number of Ounces being bought or sold by Party B pursuant to the Bullion Option, the type of Bullion involved in the Bullion Option, the Transaction Currency, the Settlement Date, the Bullion Strike Price, the strike price quote, the Bullion Expiration Date, the Bullion Expiration Time, the city in which expiration occurs, Bullion Premium, type of Bullion in which Bullion Premium is quoted, the Bullion Premium Payment Date, and the Bullion Option Type.

(d) With respect to all Bullion Trades and Bullion Options confirmed pursuant to this provision, (i) Settlement by Delivery, (ii) Bullion Business Days, (iii) a Delivery Location of London for Bullion Trades and Bullion Options, will be deemed to apply.

Part 7

Master Close-out and Set-off

(1)	Definitions. For the purposes of this Part 7, the following terms have the following definitions:

“JPM Affiliate” means each of Party A and any of its Affiliates that executes this Agreement.

“JPM Affiliate Agreement” means any Specified Agreement to which Party B and any JPM Affiliate are parties.

“Specified Agreement” means (i) an agreement governing any Specified Transaction, (ii) any agreement in respect of credit support for obligations under any Specified Transaction or under an agreement governing any Specified Transaction, (iii) any futures agreement or clearing agreement or other similar agreement and (iv) any Institutional Account Agreement with J.P. Morgan Securities LLC or J.P. Morgan Securities plc.

For the purposes of the definition of “Specified Agreement”, the term “Specified Transaction” has the meaning set forth in Section 14 but excluding the following words in subpart (a) of the definition of “Specified Transaction”: “between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but”.

(2)

Master Close-out. Without limiting any provision in any JPM Affiliate Agreement, each JPM Affiliate and Party B agree that the occurrence of any event of default, default, termination event, or similar condition or event (however described) in respect of Party B or a JPM Affiliate

(the entity in respect of which such occurrence takes place being the “Master Close-out Defaulting Party”) under a JPM Affiliate Agreement on the basis of which the other party to such JPM Affiliate Agreement has the contractual right to terminate, close-out or liquidate all transactions governed by such JPM Affiliate Agreement or which causes the automatic termination of all such transactions shall entitle the Master Close-out Non-Defaulting Party (as defined below) to terminate all transactions governed by any other JPM Affiliate Agreement (each, an “Other JPM Affiliate Agreement”). “Master Close-out Non-Defaulting Party” means (i) Party B if the Master Close-out Defaulting Party is a JPM Affiliate or (ii) the JPM Affiliate that is the party to such Other JPM Affiliate Agreement if the Master Close-out Defaulting Party is Party B. The amount payable in respect of the termination of transactions governed by any such Other JPM Affiliate Agreement shall be determined in accordance with any applicable provisions thereof and, if there are no such applicable provisions, in the same manner as set forth in Section 6 of this Agreement as if the transactions governed by such other JPM Affiliate Agreement were Transactions governed by this Agreement.

(3)

Authorization to Transfer Funds. Notwithstanding anything to the contrary in this Agreement or any other agreement, upon the occurrence and during the continuation of any event of default, default, termination event, or similar condition or event (however described) in respect of Party B under any JPM Affiliate Agreement, Party B authorizes each JPM Affiliate, in its sole discretion and without prior notice to Party B, to transfer or cause to be transferred any funds, securities and/or other property to, between, or among any accounts maintained by Party B with or among any JPM Affiliates.

(4)

Assignment. Notwithstanding any provision to the contrary in any JPM Affiliate Agreement, upon the occurrence and during the continuation of any event of default, default, termination event, or similar condition or event (however described) in respect of Party B under any JPM Affiliate Agreement, Party B hereby consents and agrees that the rights and obligations of any JPM Affiliate in respect of any JPM Affiliate Agreement may be assigned to any other JPM Affiliate without the prior written consent of Party B.

(5)

Additional JPM Set Off Rights. Any amount payable by a JPM Affiliate to Party B in respect of the termination of all transactions governed by a JPM Affiliate Agreement as the result of the occurrence of any event of default, default, termination event, or similar condition or event (however described) in respect of Party B may, at the option of such JPM Affiliate (and without prior notice to Party B), be reduced by its set-off against any Other Agreement Amount (as hereinafter defined). As used herein, “Other Agreement Amount” shall mean any payment obligation of any description whatsoever (whether arising at such time or in the future or upon the occurrence of a contingency) by Party B to any JPM Affiliate (irrespective of the currency, place of payment or booking office of the obligation or whether the relevant party is legally or beneficially the holder of the obligation) arising under any agreement between Party B and any JPM Affiliate or any instrument or undertaking issued or executed or guaranteed by Party B to, or in favor of, any JPM Affiliate or any bond, note, or other debt instrument issued or guaranteed by Party B and owned or held beneficially by any JPM Affiliate as a result of the purchase thereof by or on behalf of any JPM Affiliate, whether directly from the issuer or in the secondary market; and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off. The JPM Affiliate effecting any set-off pursuant to this section will give notice to Party B of any such set-off.

For this purpose, the Other Agreement Amount (or the relevant portion of such amounts) may be converted by the JPM Affiliate effecting the set-off into the currency in which the obligation of such JPM Affiliate is denominated at the rate of exchange at which such JPM Affiliate would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If an obligation is unascertained, a JPM Affiliate may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this section shall be effective to create a charge or other security interest. This section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any entity is at any time otherwise entitled (whether by operation of law, contract or otherwise).

CMF TT II, LLC		JPMORGAN CHASE BANK, N.A.

By:	Ceres Managed Futures LLC

By:	/s/ Patrick T. Egan	By:	/s/ Leila Safai
Name: Patrick T. Egan		Name:	Leila Safai
Title: President & Director		Title:	Vice President
	Ceres Managed Futures LLC	JPMorgan Chase Bank, N.A.

J.P. MORGAN SECURITIES LLC
J.P. MORGAN SECURITIES plc
J.P. MORGAN MARKETS AUSTRALIA PTY LTD.

With respect to Part 7 of the Schedule

		By:	/s/ Leila Safai
		Title:	Authorized Signatory

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA

International Swaps and Derivatives Association, Inc.

2016 CREDIT SUPPORT ANNEX FOR

VARIATION MARGIN (VM)

dated as of July 12, 2017

to the Schedule to the

2002 MASTER AGREEMENT

dated as of July 12, 2017

between

JPMORGAN CHASE BANK, N.A.	and	CMF TT II, LLC
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—Paragraph 1. Interpretation

(a)    Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)    Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support (VM) is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support (VM) will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

(c)    Scope of this Annex and the Other CSA. The only Transactions which will be relevant for the purposes of determining “Exposure” under this Annex will be the Covered Transactions specified in Paragraph 13. Each Other CSA, if any, is hereby amended such that the Transactions that will be relevant for purposes of determining “Exposure” thereunder, if any, will exclude the Covered Transactions. Except as provided in Paragraphs 8(a), 8(b) and 11(j), nothing in this Annex will affect the rights and obligations, if any, of either party with respect to “independent amounts” or initial margin under each Other CSA, if any, with respect to Transactions that are Covered Transactions.

Copyright © 2016 by International Swaps and Derivatives Association, Inc.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral (VM) Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral (VM), the security interest and lien granted hereunder on that Posted Collateral (VM) will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a)    Delivery Amount (VM). Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount (VM) for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support (VM) having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (VM) (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount (VM)” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)    the Secured Party’s Exposure exceeds

(ii)    the Value as of that Valuation Date of all Posted Credit Support (VM) held by the Secured Party.

(b) Return Amount (VM). Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount (VM) for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support (VM) specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (VM) (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)    the Value as of that Valuation Date of all Posted Credit Support (VM) held by the Secured Party exceeds

(ii)    the Secured Party’s Exposure.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)    Conditions Precedent. Unless otherwise specified in Paragraph 13, each Transfer obligation of the Pledgor under Paragraphs 3, 5 and 6(d) and of the Secured Party under Paragraphs 3, 4(d)(ii), 5, 6(d) and 11(h) is subject to the conditions precedent that:

(i)    no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)    no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)    Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified in Paragraph 13, if a demand for the Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM) is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Regular Settlement Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day following the Regular Settlement Day.

(c)    Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time; provided that the Valuation Agent may use, in the case of any calculation of (i) Value, Values most recently reasonably available for close of business in the relevant market for

2	ISDA®2016

the relevant Eligible Credit Support (VM) as of the Valuation Time and (ii) Exposure, relevant information or data most recently reasonably available for close of business in the relevant market(s) as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d) Substitutions.

(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support (VM) to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (VM) (the “Substitute Credit Support (VM)”); and

(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support (VM) specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support (VM), unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support (VM) with a Value as of the date of Transfer of that Posted Credit Support (VM) equal to the Value as of that date of the Substitute Credit Support (VM).

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount (VM) or a Return Amount (VM) or (II) the Value of any Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM), then:

(i) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on (X) the date that the Transfer is due in respect of such Delivery Amount (VM) or Return Amount (VM) in the case of (I) above, or (Y) the Local Business Day following the date of Transfer in the case of (II) above,

(ii) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on (X) the date that the Transfer is due in respect of such Delivery Amount (VM) or Return Amount (VM) in the case of (I) above, or (Y) the Local Business Day following the date of Transfer in the case of (II) above,

(iii) the parties will consult with each other in an attempt to resolve the dispute, and

(iv) if they fail to resolve the dispute by the Resolution Time, then:

(A) In the case of a dispute involving a Delivery Amount (VM) or Return Amount (VM), unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(1) utilizing any calculations of Exposure for the Covered Transactions that the parties have agreed are not in dispute;

(2) (I) if this Agreement is a 1992 ISDA Master Agreement, calculating the Exposure for the Covered Transactions in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained, or (II) if this Agreement is an ISDA 2002 Master Agreement or a 1992 ISDA Master Agreement in which the definition of Loss and/or Market Quotation has been amended (including where such amendment has occurred pursuant to the terms of a separate agreement or protocol) to reflect the definition of Close-out Amount from the pre-printed form of the ISDA 2002 Master Agreement as published by ISDA, calculating the Exposure for the Covered Transactions in dispute by seeking four actual quotations at mid-market from third parties for purposes of calculating the relevant Close-out Amount, and taking the arithmetic average of those obtained; provided that, in

3	ISDA®2016

either case, if four quotations are not available for a particular Covered Transaction, then fewer than four quotations may be used for that Covered Transaction, and if no quotations are available for a particular Covered Transaction, then the Valuation Agent’s original calculations will be used for that Covered Transaction; and

(3) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support (VM).

(B) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM), the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (iii) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral (VM)

(a) Care of Posted Collateral (VM). Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral (VM) to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral (VM), including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) Eligibility to Hold Posted Collateral (VM); Custodians (VM).

(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral (VM), the Secured Party will be entitled to hold Posted Collateral (VM) or to appoint an agent (a “Custodian (VM)”) to hold Posted Collateral (VM) for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian (VM), the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian (VM). The holding of Posted Collateral (VM) by a Custodian (VM) will be deemed to be the holding of that Posted Collateral (VM) by the Secured Party for which the Custodian (VM) is acting.

(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian (VM) fails to satisfy any conditions for holding Posted Collateral (VM), then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian (VM) to Transfer all Posted Collateral (VM) held by it to a Custodian (VM) that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian (VM) to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) Use of Posted Collateral (VM). Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral (VM) it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

4	ISDA®2016

(ii) register any Posted Collateral (VM) in the name of the Secured Party, its Custodian (VM) or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support (VM) or Posted Credit Support (VM) pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral (VM) and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral (VM) pursuant to (i) or (ii) above.

(d) Distributions, Interest Amount (VM) and Interest Payment (VM).

(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount (VM) would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii) Interest Amount (VM) and Interest Payment (VM). Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral (VM) in the form of Cash (all of which may be retained by the Secured Party),

(A) if “Interest Transfer” is specified as applicable in Paragraph 13, the Interest Payer (VM) will Transfer to the Interest Payee (VM), at the times specified in Paragraph 13, the relevant Interest Payment (VM); provided that if “Interest Payment Netting” is specified as applicable in Paragraph 13:

(1) if the Interest Payer (VM) is entitled to demand a Delivery Amount (VM) or Return Amount (VM), in respect of the date such Interest Payment (VM) is required to be Transferred:

(a)

such Delivery Amount (VM) or Return Amount (VM) will be reduced (but not below zero) by such Interest Payment (VM); provided that, in case of such Return Amount (VM), if the amount of Posted Collateral (VM) which is comprised of Cash in the Base Currency is less than such Interest Payment (VM), such reduction will only be to the extent of the amount of such Cash which is Posted Collateral (VM) (the “Eligible Return Amount (VM)”); and

(b)

the Interest Payer (VM) will Transfer to the Interest Payee (VM) the amount of the excess, if any, of such Interest Payment (VM) over such Delivery Amount (VM) or Eligible Return Amount (VM), as applicable; and

(II) if under Paragraph 6(d)(ii)(A)(I)(a) a Delivery Amount (VM) is reduced (the amount of such reduction, the “Delivery Amount Reduction (VM)”) or a Return Amount (VM) is reduced (the amount of such reduction, the “Return Amount Reduction (VM)”), then for purposes of determining Posted Collateral (VM), the Secured Party (a) will be deemed to have received an amount in Cash in the Base Currency equal to any Delivery Amount Reduction (VM), and such amount will constitute Posted Collateral (VM) in such Cash and will be subject to the security interest granted under Paragraph 2 or (b) will be deemed to have Transferred an amount in Cash in the Base Currency equal to any Return Amount Reduction (VM), as applicable, in each case on the day on which the relevant Interest Payment (VM) was due to be Transferred, as applicable; and

(B) if “Interest Adjustment” is specified as applicable in Paragraph 13, the Posted Collateral (VM) will be adjusted by the Secured Party, at the times specified in Paragraph 13, as follows:

(I) if the Interest Amount (VM) for an Interest Period is a positive number, the Interest Amount (VM) will constitute Posted Collateral (VM) in the form of Cash in the Base Currency and will be subject to the security interest granted under Paragraph 2; and

5	ISDA®2016

(II) if the Interest Amount (VM) for an Interest Period is a negative number and any Posted Collateral (VM) is in the form of Cash in the Base Currency, the Interest Amount (VM) will constitute a reduction of Posted Collateral (VM) in the form of such Cash in an amount (such amount, the “Interest Adjustment Reduction Amount (VM)”) equal to the absolute value of the Interest Amount (VM); provided that if the amount of Posted Collateral (VM) which is comprised of such Cash is less than the Interest Adjustment Reduction Amount (VM), such reduction will only be to the extent of the amount of such Cash which is Posted Collateral (VM) and the Pledgor will be obligated to Transfer the remainder of the Interest Adjustment Reduction Amount (VM) to the Secured Party on the day that such reduction occurred.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(l) of this Agreement, an Event of Default will exist with respect to a party if:

(i) that party fails (or fails to cause its Custodian (VM)) to make, when due, any Transfer of Eligible Collateral (VM), Posted Collateral (VM) or the Interest Payment (VM), as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral (VM) held by the Secured Party;

(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support (VM), if any;

(iii) the right to Set-off (A) any amounts payable by the Pledgor with respect to any Obligations and (B) any Cash amounts and the Cash equivalent of any non-Cash items posted to the Pledgor by the Secured Party as margin under any Other CSA (other than any Other CSA Excluded Credit Support) the return of which is due to the Secured Party against any Posted Collateral (VM) or the Cash equivalent of any Posted Collateral (VM) held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral (VM)); and

(iv) the right to liquidate any Posted Collateral (VM) held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral (VM) to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral (VM) to (A) any amounts payable by the Pledgor with respect to any Obligations and (B) any Cash amounts and the Cash equivalent of any non-Cash items posted to the Pledgor by the Secured Party as margin under any Other CSA (other than any Other CSA Excluded Credit Support) the return of which is due to the Secured Party in that order as the Secured Party may elect.

6	ISDA®2016

Each party acknowledges and agrees that Posted Collateral (VM) in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral (VM) by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to fewer than all Transactions where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral (VM) held by the Secured Party;

(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support (VM), if any;

(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral (VM) and, if the Secured Party is an Interest Payer (VM), the Interest Payment (VM) to the Pledgor; and

(iv) to the extent that Posted Collateral (VM) or the Interest Payment (VM) is not so Transferred pursuant to (iii) above, the Pledgor may:

(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral (VM) or the Cash equivalent of any Posted Collateral (VM) held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral (VM));

(B) Set-off, net, or apply credit support received under any Other CSA or the proceeds thereof against any Posted Collateral (VM) or the Cash equivalent of any Posted Collateral (VM) held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral (VM)); and

(C) to the extent that the Pledgor does not Set-off under (iv)(A) or (iv)(B) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral (VM) held by the Secured Party, until that Posted Collateral (VM) is Transferred to the Pledgor.

(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support (VM) remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; and the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement, any obligation to Transfer any Interest Payment (VM) under this Paragraph 8(d) or any obligation to transfer any interest payment under any Other CSA), (i) the Secured Party will Transfer to the Pledgor all Posted Credit Support (VM), and (ii) the Interest Payer (VM) will Transfer to the Interest Payee (VM) any Interest Payment (VM).

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral (VM)) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral (VM) it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

7	ISDA®2016

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral (VM) it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii) upon the Transfer of any Eligible Collateral (VM) to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral (VM) gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral (VM) other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) Posted Credit Support (VM). The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support (VM) held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support (VM) is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c) Liquidation/Application of Posted Credit Support (VM). All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support (VM) under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral (VM) will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral (VM) was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral (VM). This interest will be calculated on the basis of daily compounding and the actual number of days elapsed. An Interest Payer (VM) that fails to make, when due, any Transfer of an Interest Payment (VM) will be obligated to pay the Interest Payee (VM) (to the extent permitted under applicable law) an amount equal to interest at the Default Rate (and for such purposes, if the Default Rate is less than zero, it will be deemed to be zero) multiplied by that Interest Payment (VM), from (and including) the date that Interest Payment (VM) was required to be Transferred to (but excluding) the date of Transfer of that Interest Payment (VM). This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support (VM) or an Interest Payment (VM) or to effect or document a release of a security interest on Posted Collateral (VM) or an Interest Payment (VM).

(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support (VM) Transferred by the Pledgor or that could

8	ISDA®2016

adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

(g) Legally Ineligible Credit Support (VM). Unless otherwise specified in Paragraph 13, upon delivery of a Legal Ineligibility Notice by a party, each item of Eligible Credit Support (VM) (or a specified amount of such item) identified in such notice (i) will cease to be Eligible Credit Support (VM) for purposes of Transfers to such party as the Secured Party hereunder as of the applicable Transfer Ineligibility Date, (ii) will cease to be Eligible Credit Support (VM) for the other party as the Pledgor for all purposes hereunder as of the Total Ineligibility Date and (iii) will have a Value of zero on and from the Total Ineligibility Date.

“Legal Ineligibility Notice” means a written notice from the Secured Party to the Pledgor in which the Secured Party (i) represents that the Secured Party has determined that one or more items of Eligible Credit Support (VM) (or a specified amount of any such item) either has ceased to satisfy, or as of a specified date will cease to satisfy, collateral eligibility requirements under law applicable to the Secured Party requiring the collection of variation margin (the “Legal Eligibility Requirements”), (ii) lists the item(s) of Eligible Credit Support (VM) (and, if applicable, the specified amount) that have ceased to satisfy, or as of a specified date will cease to satisfy, the Legal Eligibility Requirements, (iii) describes the reason(s) why such item(s) of Eligible Credit Support (VM) (or the specified amount thereof) have ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements and (iv) specifies the Total Ineligibility Date and, if different, the Transfer Ineligibility Date.

“Total Ineligibility Date” means the date on which the relevant item of Eligible Credit Support (VM) (or a specified amount of such item) has ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements applicable to the Secured Party for all purposes hereunder; provided that, unless otherwise specified in Paragraph 13, if such date is earlier than the fifth Local Business Day following the date on which the Legal Ineligibility Notice is delivered, the Total Ineligibility Date will be the fifth Local Business Day following the date of such delivery.

“Transfer Ineligibility Date” means the date on which the relevant item of Eligible Credit Support (VM) (or a specified amount of such item) has ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements for purposes of Transfers to the Secured Party hereunder; provided that, unless otherwise specified in Paragraph 13, if such date is earlier than the fifth Local Business Day following the date on which the Legal Ineligibility Notice is delivered, the Transfer Ineligibility Date will be the fifth Local Business Day following the date of such delivery.

(h) Return of Posted Credit Support (VM) with a Value of Zero. Subject to Paragraph 4(a), the Secured Party will, promptly upon demand (but in no event later than the time at which a Transfer would be due under Paragraph 4(b) with respect to a demand for the Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM)), Transfer to the Pledgor any item of Posted Credit Support (VM) (or the specified amount of such item) that as of the date of such demand has a Value of zero; provided that the Secured Party will only be obligated to Transfer any Posted Credit Support (VM) in accordance with this Paragraph 11(h), if, as of the date of Transfer of such item, the Pledgor has satisfied all of its Transfer obligations under this Annex, if any.

(i) Reinstatement of Credit Support Eligibility. Upon a reasonable request by the Pledgor, the Secured Party will determine whether an item (or a specified amount of such item) of Eligible Credit Support (VM) that was the subject of a prior Legal Ineligibility Notice would currently satisfy the Legal Eligibility Requirements applicable to the Secured Party. If the Secured Party determines that as of such date of determination such item (or specified amount of such item) satisfies the Legal Eligibility Requirements applicable to the Secured Party, the Secured Party

9	ISDA®2016

will promptly following such determination rescind the relevant Legal Ineligibility Notice with respect to such item (or specified amount of such item) by written notice to the Pledgor. Upon the delivery of such notice, the relevant item (or specified amount of such item) will constitute Eligible Credit Support (VM) hereunder.

(j) Credit Support Offsets. If the parties specify that “Credit Support Offsets” is applicable in Paragraph 13, and on any date:

(i) a Transfer of Eligible Credit Support (VM) is due under this Annex to satisfy a Delivery Amount (VM) or a Return Amount (VM) obligation, and a transfer of credit support (other than any Other CSA Excluded Credit Support) is also due under any Other CSA;

(ii) the parties have notified each other of the credit support that they intend to Transfer under this Annex and transfer under such Other CSA (other than any Other CSA Excluded Credit Support) to satisfy their respective obligations; and

(iii) in respect of Paragraph 11(j)(ii), each party intends to transfer one or more types of credit support that is fully fungible with one or more types of credit support the other party intends to transfer (each such credit support, a “Fungible Credit Support Type”), then, on such date and in respect of each such Fungible Credit Support Type, each party’s obligation to make a transfer of any such Fungible Credit Support Type hereunder or under such Other CSA will be automatically satisfied and discharged and, if the aggregate amount that would have otherwise been transferred by one party exceeds the aggregate amount that would have otherwise been transferred by the other party, replaced by an obligation hereunder or under such Other CSA, as applicable, upon the party by which the larger aggregate amount would have been transferred to transfer to the other party the excess of the larger aggregate amount over the smaller aggregate amount. If a party’s obligation to make a transfer of credit support under this Annex or an Other CSA is automatically satisfied and discharged pursuant to this Paragraph 11(j), then, for purposes of this Annex or the Other CSA, as applicable, the other party will be deemed to have received credit support of the applicable Fungible Credit Support Type in the amount that would otherwise have been required to be transferred, in each case on the day on which the relevant transfer was due.

Paragraph 12. Definitions

As used in this Annex:—

“Base Currency” means the currency specified as such in Paragraph 13.

“Base Currency Equivalent” means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency amount and, in the case of an amount denominated in a currency other than the Base Currency (the “Other Currency”), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate on such Valuation Date as determined by the Valuation Agent.

“Cash” means, respectively, the Base Currency and each other Eligible Currency. “Covered Transaction” has the meaning specified in Paragraph 13.

“Credit Support Eligibility Condition (VM)” means, with respect to any item specified for a party as Eligible Collateral (VM) in Paragraph 13, any condition specified for that item in Paragraph 13.

“Custodian (VM)” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount (VM)” has the meaning specified in Paragraph 3(a).

“Delivery Amount Reduction (VM)” has the meaning specified in Paragraph 6(d)(ii)(A)(II). “Disputing Party” has the meaning specified in Paragraph 5.

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“Distributions” means with respect to Posted Collateral (VM) other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral (VM) under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral (VM) or, with respect to any Posted Collateral (VM) in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral (VM)” has the meaning specified in Paragraph 13.

“Eligible Credit Support (VM)” means Eligible Collateral (VM) and Other Eligible Support (VM).

“Eligible Currency” means each currency specified as such in Paragraph 13, if such currency is freely available.

“Eligible Return Amount (VM)” has the meaning specified in Paragraph 6(d)(ii)(A)(I)(a).

“Exposure” means, unless otherwise specified in Paragraph 13, for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute:

(i) if this Agreement is a 1992 ISDA Master Agreement, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Covered Transactions were being terminated as of the relevant Valuation Time on the basis that the Base Currency is the Termination Currency; provided that Market Quotation will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”); and

(ii) if this Agreement is an ISDA 2002 Master Agreement or a 1992 ISDA Master Agreement in which the definition of Loss and/or Market Quotation has been amended (including where such amendment has occurred pursuant to the terms of a separate agreement or protocol) to reflect the definition of Close-out Amount from the pre-printed form of the ISDA 2002 Master Agreement as published by ISDA, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is ,the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) (but without reference to clause (3) of Section 6(e)(ii)) of this Agreement as if all Covered Transactions were being terminated as of the relevant Valuation Time on the basis that the Base Currency is the Termination Currency; provided that the Close-out Amount will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for transactions providing the economic equivalent of (X) the material terms of the Covered Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of the Covered Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)), and (Y) the option rights of the parties in respect of the Covered Transactions.

“Fungible Credit Support Type” has the meaning specified in Paragraph 11(j)(iii).

“FX Haircut Percentage” means, for any item of Eligible Collateral (VM), the percentage specified as such in Paragraph 13.

“Interest Adjustment Reduction Amount (VM)” has the meaning specified in Paragraph 6(d)(ii)(B)(11).

“Interest Amount (VM)” means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on any Posted Collateral (VM) in the form of Cash in such currency held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

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(i) the amount of Cash in such currency on that day plus, only if “Daily Interest Compounding” is specified as applicable in Paragraph 13, the aggregate of each Interest Amount (VM) in respect of such currency determined for each preceding day, if any, in that Interest Period; multiplied by

(ii) the Interest Rate (VM) in effect for that day; divided by

(iii) 360 (or, in the case of pounds sterling or any other currency specified as an “A1365 Currency” in Paragraph 13, 365);

provided that, unless “Negative Interest” is specified as applicable in Paragraph 13, if the Interest Amount (VM) for an Interest Period would be a negative amount, it will be deemed to be zero.

“Interest Payee (VM)” means, in relation to an Interest Payer (VM), the other party.

“Interest Payer (VM)” means the Secured Party; provided that if “Negative Interest” is specified as applicable in Paragraph 13 and an Interest Payment (VM) is determined in respect of a negative Interest Amount (VM), the Interest Payer (VM) in respect of such Interest Payment (VM) will be the Pledgor.

“Interest Payment (VM)” means, with respect to an Interest Period, the Interest Amount (VM) determined in respect of such Interest Period; provided that in respect of any negative Interest Amount (VM), the Interest Payment (VM) will be the absolute value of such negative Interest Amount (VM).

“Interest Period” means the period from (and including) the last day on which (i) a party became obligated to Transfer an Interest Payment (VM) or (ii) an Interest Amount (VM) was included or otherwise became constituted as part of Posted Collateral (VM) (or, if no Interest Payment (VM) or Interest Amount (VM) has yet fallen due or been included or otherwise became constituted as a part of Posted Collateral (VM), respectively, the day on which Eligible Credit Support (VM) in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the day on which (i) a party is obligated to Transfer the current Interest Payment (VM) or (ii) the current Interest Amount (VM) is included or otherwise becomes constituted as a part of Posted Collateral (VM).

“Interest Rate (VM)” means, with respect to an Eligible Currency, the rate specified in Paragraph 13 for that currency.

“Legal Eligibility Requirements” has the meaning specified in Paragraph 11(g).

“Legal Ineligibility Notice” has the meaning specified in Paragraph 11(g).

“Local Business Day”, unless otherwise specified in Paragraph 13, means:

(i) in relation to a Transfer of cash or other property (other than securities) under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial center, if any, of the currency of such payment;

(ii) in relation to a Transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s) agreed between the parties for this purpose;

(iii) in relation to the Resolution Time, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in at least one Valuation Date Location for Party A and at least one Valuation Date Location for Party B; and

(iv) in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient.

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“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other CSA” means, unless otherwise specified in Paragraph 13, any other credit support annex or credit support deed that is in relation to, or that is a Credit Support Document in relation to, this Agreement.

“Other CSA Excluded Credit Support” means, with respect to an Other CSA, any amounts and items posted as margin under such Other CSA, which, pursuant to the terms of such Other CSA, Party A and Party B have agreed must be segregated in an account maintained by a third-party custodian or for which offsets are prohibited.

“Other Eligible Support (VM)” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support (VM)” means all Other Eligible Support (VM) Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support (VM) under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support (VM) under Paragraph 3(a).

“Posted Collateral (VM)” means all Eligible Collateral (VM), other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii), 6(d)(i) or 11(h) or released by the Secured Party under Paragraph 8. With respect to any Interest Amount (VM) in respect of any Interest Payment (VM) or relevant part thereof not Transferred pursuant to Paragraph 6(d)(ii)(A) or Paragraph 6(d)(ii)(B), as applicable, if such Interest Amount (VM) is a positive number, such Interest Amount (VM) will constitute Posted Collateral (VM) in the form of Cash in the Base Currency.

“Posted Credit Support (VM)” means Posted Collateral (VM) and Other Posted Support (VM).

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Regular Settlement Day,” means, unless otherwise specified in Paragraph 13, the same Local Business Day on which a demand for the Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM) is made.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount (VM)” has the meaning specified in Paragraph 3(b).

“Return Amount Reduction (VM)” has the meaning specified in Paragraph 6(d)(ii)(A)(11).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support (VM) under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support (VM).

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement (whether arising under this Agreement, another contract, applicable law or otherwise) and, when used as a verb, the exercise of any such right or the imposition of any such requirement.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support (VM)” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Total Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified in Paragraph 13.

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“Transfer” means, with respect to any Eligible Credit Support (VM), Posted Credit Support (VM) or Interest Payment (VM), and in accordance with the instructions of the Secured Party, Pledgor or Custodian (VM), as applicable:

(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, causing the relevant depository institution(s) or other securities intermediaries to make changes to their books and records sufficient to result in a legally effective transfer of the relevant interest to the recipient or its agent; and

(iv) in the case of Other Eligible Support (VM) or Other Posted Support (VM), as specified in Paragraph 13.

“Transfer Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means, unless otherwise specified in Paragraph 13, each day from, and including, the date Of this Annex, that is a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in at least one Valuation Date Location for Party A and at least one Valuation Date Location for Party B.

“Valuation Date Location” has the meaning specified in Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral (VM), the percentage specified as such in Paragraph 13.

“Valuation Time” means, unless otherwise specified in Paragraph 13, the time as of which the Valuation Agent computes its end of day valuations of derivatives transactions in the ordinary course of its business (or such other commercially reasonable convenient time on the relevant day as the Valuation Agent may determine).

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral (VM) or Posted Collateral (VM) that is:

(A) an amount of Cash, the Base Currency Equivalent of such amount multiplied by (VP— HFx); and

(B) a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by (VP — Hrx), where:

VP equals the applicable Valuation Percentage; and

HFx equals the applicable FX Haircut Percentage;

(ii) Posted Collateral (VM) that consists of items that are not Eligible Collateral (VM) (including any item or any portion of any item that fails to satisfy any (A) Credit Support Eligibility Condition (VM) applicable to it or (B) applicable Legal Eligibility Requirements), zero; and

(iii) Other Eligible Support (VM) and Other Posted Support (VM), as specified in Paragraph 13.

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2016 Credit Support Annex for Variation Margin (VM)

to the Schedule to the

ISDA Master Agreement dated July 12, 2017

between

JPMORGAN CHASE BANK, N.A.	and	CMF TT II, LLC

(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced ISDA Master Agreement (the “Agreement”), is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraphs 1 — 12 of the ISDA 2016 Credit Support Annex for Variation Margin (VM) (ISDA Agreement Subject to New York Law) published by the International Swaps and Derivatives Association, Inc. are hereby incorporated by reference and made a part hereof.

Paragraph 13. Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	“Base Currency” means United States Dollars (U.S. $).

(ii)	“Eligible Currency” means United States Dollars (U.S. $).

(b)	Covered Transactions; Security Interest for Obligations; Exposure.

(i)	The term “Covered Transactions” as used in this Annex includes all Transactions (other than Spot FX Transactions).

“Spot FX Transaction” means any “FX Transaction” as defined in the ISDA 1998 FX and Currency Option Definitions (the “FX Definitions”) with a Settlement Date (as defined in the FX Definitions which is on or before the second Local Business Day following the day on which the parties entered into such FX Transaction and which is not subject to a requirement to collect or post variation margin under applicable law.

(ii)	The term “Obligations” as used in this Annex includes the following additional obligations: None specified

(iii)	“Exposure” has the meaning specified in Paragraph 12.

(c)	Credit Support Obligations.

(i)	Delivery Amount (VM) and Return Amount (VM).

(A)	“Delivery Amount (VM)” has the meaning specified in Paragraph 3(a).

(B)	“Return Amount (VM)” has the meaning specified in Paragraph 3(b).

(ii)

Eligible Collateral (VM). The following items will qualify as “Eligible Collateral” provided that the non-cash items below (if any) shall only qualify as Eligible Collateral if they are, on the relevant Valuation Date, rated at least AA by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or at least Aa2 by Moody’s Investors Service, Inc. (such requirement, the “Ratings Condition”), but only to the extent that such Ratings Condition requires a higher minimum rating than any minimum ratings requirement applicable to the Eligible Collateral identified below under applicable law.

ISDA COLLATERAL ASSET DEFINITION (ICAD) CODE	REMAINING MATURITY	VALUATION PERCENTAGE
US-CASH	Not applicable	100%

US-TBILL / US-TNOTE /	Less than 1 year	99.5%
US-TBOND / US-TIPS	From 1 year, up to and including 5 years	98%
	More than 5 years, up to and including 10 years	96%
	More than 10 years, less than 30 years	96%

US-STRIP	All	92%

The definitions used in this table are taken from the ISDA publication “Collateral Asset Definitions” (First Edition —June 2003) and are hereby incorporated by reference.

Notwithstanding anything contained herein to the contrary, in the event that no current market price from a generally recognized publicly available pricing source can be obtained for a security that otherwise constitutes Eligible Collateral, such security shall no longer constitute Eligible Collateral hereunder.

If at any time the Valuation Percentage assigned to an item of Eligible Collateral with respect to a party (as the Pledgor) under this Annex is. greater than the maximum permitted valuation percentage for such item of collateral under any law requiring the collection of variation margin applicable to the other party (as the Secured Party), then the Valuation Percentage with respect to such item of Eligible Collateral and such party will be such maximum permitted valuation percentage. Such maximum permitted valuation percentage will be the applicable Valuation Percentage for the affected items with effect from the fifth Local Business Day following the date of delivery of a written notice by a party (a “VP Adjustment Notice”) which: (a) specifies the relevant law requiring such maximum permitted valuation percentage; and (b) identifies the relevant affected items and, if applicable, describes the reason why such item falls within such law. To the extent relevant, such VP Adjustment Notice may break an item type into sub-categories and identify the related maximum permitted valuation percentages if lower than the assigned percentage.

(iii)	Legally Ineligible Credit Support (VM). The provisions of Paragraph 11(g) will apply to both parties:

(A)	“Total Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified here: Not specified.

(B)	“Transfer Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified here: Not specified.

(iv)	Credit Support Eligibility Conditions (VM). None applicable.

(v)	“Valuation Percentage”; “FX Haircut Percentage”

(A)

“Valuation Percentage”. The Valuation Percentage for either party (as the Pledgor) and any item of Eligible Collateral (VM) will be the valuation percentage for such item as set forth in Paragraph 13(c)(ii), “Eligible Collateral (VM)”.

(B)	“FX Haircut Percentage”. The FX Haircut Percentage for either party (as the Pledger) and any item of Eligible Collateral (VM) will be zero.

(vi)	Other Eligible Support (VM). The following items will qualify as “Other Eligible Support (VM)” for the party specified (as the Pledgor): None specified.

(vii)	Minimum Transfer Amount.

(A) “Minimum Transfer Amount” means with respect to Party A and Party B: US$250,000, provided, however, that if an Event of Default has occurred and is continuing with respect to a party, the Minimum Transfer Amount for such party shall be zero.

(B) Rounding.

(1)	the Delivery Amount (VM) will be rounded up to the nearest integral multiple of 10,000 units of the Base Currency; and

(2)	the Return Amount (VM) will be rounded down to the nearest integral multiple of 10,000 units of the Base Currency.

(viii)	Transfer Timing. “Regular Settlement Day” has the meaning specified in Paragraph 12, unless otherwise specified here: Not specified.

(d)	Valuation and Timing.

(i)	“Valuation Agent” means:

(A) for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3 in respect of the applicable Valuation Date unless there has occurred and is continuing any Event of Default, Potential Event of Default or Additional Termination Event with respect to such party, in which case the other party shall be the Valuation Agent provided, however, that in the event that both parties are making a demand under Paragraph 3 in respect of any Valuation Date (t);

(1)

if on the immediately preceding Valuation Date (t-1) only one party made a demand under Paragraph 3 the Valuation Agent in respect of that Valuation Date (t) shall be the party which was the Valuation Agent on the immediately preceding Valuation Date (t-1);

(2)

if on the immediately preceding Valuation Date (t-1) both parties made a demand under Paragraph 3 the Valuation Agent in respect of that Valuation Date (t) shall be the party which was not the Valuation Agent on the immediately preceding Valuation Date (t-1); and

(3)	if there is no immediately preceding Valuation Date (t-1), the Valuation Agent in respect of that Valuation Date (t) shall be Party A (or if none, the first named party in the Agreement).

(B)	for purposes of Paragraph 6(d), the Secured Party as defined therein.

(ii) “Valuation Date” has the meaning specified in Paragraph 12.

For purposes of determining the Valuation Date and clause (iii) of the definition of “Local Business Day” in Paragraph 12, “Valuation Date Location” means, with respect to each party, each city, region, or country specified below:

Party A: New York

Party B: New York

(iii) “Valuation Time” has the meaning specified in Paragraph 12.

(iv) “Notification Time” means 10:00 a.m., New York time, on a Local Business Day.

(v) Events of Default.

Paragraph 7(i) of this Annex is hereby amended and restated in its entirety as follows: “(i) that party fails (or fails to cause its Custodian (VM)) to make, when due, any Transfer of Eligible Collateral (VM), Posted Collateral (VM), or the Interest Payment (VM), as applicable, required to be made by it and that failure continues until the close of business on the Local Business Day after the day upon which such Transfer was due.” Paragraph 7(ii) and (iii) of this Annex are hereby amended by replacing the words “five Local Business Days” and “30 days,” respectively, with the words “3 Local Business Days” and “10 days,” respectively.

(e)	Conditions Precedent and Secured Party’s Rights and Remedies.

(i)	The provisions of Paragraph 4(a) will apply.

(ii)

If the provisions of Paragraph 4(a) are applicable, the following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A, any

Additional Termination Event and with respect to Party B, any Additional Termination Event.

(f)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable

(g)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(iv)(A)(3) and 5(iv)(B), the Value of Posted Credit Support (VM) will be calculated as follows:

(A) The Value of USD-CASH will be the face amount thereof; and

(B) with respect to any Eligible Collateral other than US-CASH, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by two principal market makers for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from two principal market makers for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this provision) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(h)	Holding and Using Posted Collateral (VM).

(i)

Eligibility to Hold Posted Collateral (VM). Party A will be entitled to hold Posted Collateral (VM) itself or through its Custodian (VM) pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A)	Party A is not a Defaulting Party.

(B)

The Custodian is a Bank (as defined in the Federal Deposit Insurance Act) which is unaffiliated with Party A, organized under the laws of the United States or any state thereof, having assets of at least USD10 billion and whose rating with respect to its long term unsecured, unsubordinated indebtedness is at least A-by S&P or A3 by Moody’s.

Party B will be entitled to hold Posted Collateral (VM) itself or through its Custodian (VM) pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A) Party B is not a Defaulting Party.

(B) The Custodian is a Bank (as defined in the Federal Deposit Insurance Act) which is unaffiliated with Party B, organized under the laws of the United States or any state thereof, having assets of at least USD10 billion and whose rating with respect to its long term unsecured, unsubordinated indebtedness is at least A-by S&P or A3 by Moody’s.

As used herein:

“Moody’s” shall mean Moody’s Investors Service, Inc., or its successor.

“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or its successor.

(ii)	Use of Posted Collateral (VM). The provisions of Paragraph 6(c) will apply to both parties.

Distributions and Interest Payment (VM).

(i) Interest Rate (VM). The “Interest Rate (VM)” in relation to each Eligible Currency specified below will be:

Eligible Currency	Interest Rate (VM)	A/365 Currency
USD	Fed Funds	No

For purposes of the foregoing:

“Fed Funds” means for any day, an interest rate per annum equal to the rate published as the Federal Funds Effective Rate that appears on Reuters Page FEDM or on Bloomberg Page FEDLO1 for such day, or as published in another source mutually agreed by the parties.

(ii) Transfer of Interest Payment (VM) or Application of Interest Amount (VM).

Interest Transfer: Applicable.

For the purposes of Paragraph 6(d)(ii)(A), the Transfer of an Interest Payment (VM) by the interest Payer (VM) will be made on or prior to the third Local Business Day of each calendar month.

Interest Payment Netting: Not Applicable. Interest Adjustment: Not Applicable.

The definition of “Interest Period” set out in Paragraph 12 of this Annex shall be deleted in its entirety and replaced with the following:

“Interest Period” means each calendar month, provided that (i) if this Annex is not entered into on the first day of a calendar month, the first interest period will be the period from (and including) the day on which this Annex is entered into to (and including) the last day of such calendar month and (ii) if an Early Termination Date has been designated or deemed to occur in relation to a party, the Interest Period shall mean the period from (and including) the first day of the calendar month in which such Early Termination Date occurred to (but excluding) such Early Termination Date.

(iii) Other Interest Elections.

Negative Interest: Applicable.

Daily Interest Compounding: Not Applicable.

(iv) Alternative to Interest Amount (VM) and Interest Payment (VM). Not specified Credit Support Offsets. Not Applicable.

(k)	Additional Representation(s). None specified.

(I)	Other Eligible Support (VM) and Other Posted Support (VM).

(i)	“Value” with respect to Other Eligible Support (VM) and Other Posted Support (VM) means: Not applicable.

(ii)	“Transfer” with respect to Other Eligible Support (VM) and Other Posted Support (VM) means: Not applicable.

(m}	Demands and Notices.

(i)	All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

With respect to Party A:

JPMorgan Chase Bank, N.A.

JPM Collateral Services

500 Stanton Christiana Road

NCC5/FL1 DE3-4184

Newark, Delaware 19713

Group Telephone No.: (302) 634-4607

Facsimile No.: (302) 552-6930

Email: collateral services@jpmorgan.com

Party B:

CMF TT II, LLC

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

Attention: Patrick Egan

Email: Patrick.egan@morganstanley.com

(n)	Addresses for Transfers.

Party A: As advised from time to time.

Party B: As advised from time to time.

(o)	Other CSA. None.

(p)	SFTR Information Statement. Party A provides to Party B the “Information Statement in accordance with Article 15 of the Securities Financing Transactions Regulation” attached hereto as Exhibit A.

(q)	Other Provisions.

(i)

Initial Returned Posted Credit Support. Notwithstanding anything to the contrary in the Annex, the Secured Party may satisfy its obligation to Transfer a Return Amount (VM) in accordance with Paragraph 3(b) by Transferring any Eligible Collateral (VM) or, if Eligible Collateral (VM) does not include Cash, any Eligible Collateral (VM) or Cash, to the Pledgor (the “Initial Returned Posted Credit Support”); provided, that, no later than the relevant Return Date, (1) the Secured Party Transfers to the Pledgor the Posted Credit Support (VM) specified by the Pledgor in its demand for a Return Amount (VM) (a “Return Request”) and (2) the Pledgor Transfers to the Secured Party the Initial Returned Posted Credit Support plus interest on the Cash included in the Initial Returned Posted Credit Support, if any, at the Interest Rate (VM). For purposes hereof, “Return Date” means (x) if the relevant Return Request was received by the Secured Party by the Notification Time on a Local Business Day, the close of business on the next Local Business Day and (y) if the relevant Return Request was received by the Secured Party after the Notification Time on a Local Business Day, the close of business on the second Local Business Day thereafter.

(ii)	Independent Amounts. The following amendments are made to this Annex in order to provide for the inclusion of independent amount margin:

The phrase “and Independent Amounts (IA)” is added to the title to the Annex such that the title of the Annex reads in its entirety: “2016 Credit Support Annex for Variation Margin (VM) and Independent Amounts (IA)”.

Each instance of “(VM)” in the Annex is replaced with “(VM)/(IA)”

Paragraph 1(c) of the Annex is hereby replaced with the following:.

“(c) Scope of this Annex and the Other CSA. The only Transactions which will be relevant for the purposes of determining a “Credit Support Amount (VM/IA)” under this Annex will be the Covered Transactions specified in Paragraph 13. Each Other CSA, if any, is hereby amended such that the Transactions that will be relevant for purposes of determining “Exposure” or, unless otherwise provided in Paragraph 13, any “Independent Amount” thereunder, if any, will exclude the Covered Transactions. Except as provided in Paragraphs 8(a), 8(b) and 11(j), nothing in this Annex will affect the rights and obligations, if any, of either party with respect to initial margin not designated as an “Independent

Amount” under each Other CSA, if any, with respect to Transactions that are Covered Transactions.”

Paragraph 3(a)(i) is deleted and replaced with “the Credit Support Amount (VM)/(IA)” and Paragraph 3(b)(ii) is deleted and replaced with “the Credit Support Amount (VM)/(IA)”.

Paragraph 12 of the Annex is hereby further amended by adding the following defined terms thereto in alphabetical order:

“Credit Support Amount (VM)/(IA)” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any; provided, however, that the Credit Support Amount (VM)/(IA) will be deemed to be zero whenever the calculation of Credit Support Amount (VM)/(IA) yields a number less than zero.

“Independent Amount” means, with respect to a party, the amount specified for that party in Paragraph 13, or if no amount is specified, zero.

(iii) (A) “Independent Amount” shall not apply to Party A for purposes of this Annex.

“Independent Amount” means, with respect to Party B in respect of any Valuation Date, an amount determined by Party A equal to the sum of the Transaction Independent Amounts.

“Transaction Independent Amount” means, as of any Valuation Date, an amount determined by Party A as follows:

(i) in respect of any Transaction outstanding as of such Valuation Date evidenced by a Confirmation that sets forth an Independent Amount (an “IA Transaction”), such Independent Amount;

(ii) in respect of In Scope Transactions (as defined below) outstanding as of such Valuation Date, an amount equal to the product of (a) the greater of (1) the product of the Risk Determination (as defined below) times the Risk Multiplier (as defined below) and (2) the Stress-Based Independent Amount (as defined below) times (b) the Portfolio Multiplier (as defined below); and

(iii) in respect of each Transaction that is neither an In Scope Transaction nor an IA Transaction (an “Out of Scope Transaction”), an amount equal to the product of the notional principal amount (as determined as set forth below) of such Out of Scope Transaction multiplied by the percentage set forth below opposite the relevant type of Out of Scope Transaction in the following grid:

Transaction Type	Percentage
(1) Fixed income products (including swaps, swaptions, caps, floors, collars, and forward rate agreements) and total return swaps on Instruments other than high yield and convertible bonds, in each case involving only Developed Market Currencies (as defined below)	5%

(2) Mortgage-backed swaps involving only Developed Market Currencies	30%

(3) Fixed income products (including swaps, swaptions, caps, floors, collars, and forward rate agreements) and total return swaps on instruments other than high yield and convertible bonds, in each case involving an Emerging Market Currency (as defined below)	30%

(4) Total return swaps on equities, equity indices, high yield and convertible bonds, and equity options	25%

(5) FX Transactions and Currency Option Transactions involving only Developed Market Currencies	5%

(6) FX Transactions and Currency Option Transactions involving an Emerging Market Currency	20%

(7) Commodity swaps, options, and forwards (other than Out of Scope Transactions involving an energy Commodity)	30%

(8) Credit derivatives, including credit default swaps and credit spread options	20%

(9) Any other trappbnsactions not listed here	As agreed

In respect of the foregoing, if there is a Notional Amount set forth in the Confirmation evidencing an Out of Scope Transaction, the notional principal amount will be such Notional Amount. If there is no Notional Amount set forth in the Confirmation evidencing an Out of Scope Transaction, Party A shall determine the notional principal amount of such Out of Scope Transaction, subject to the following:

(i) if such Out of Scope Transaction is an FX Transaction or Currency Option Transaction, the Transaction Independent Amount shall be based on the USD amount involved in such Out of Scope Transaction (provided, however, that if there is no USD amount involved in such Out of Scope Transaction, then on the USD equivalent, as determined by Party A, of the amount payable to Party A under such Out of Scope Transaction at such time or thereafter; and provided, further, that, for this purpose, all such Out of Scope Transactions will be treated as Deliverable and the amount payable to Party A in respect of each Currency Option Transaction will be determined on the basis that such Currency Option Transaction will be exercised),

(ii) if such Out of Scope Transaction is an equity Option Transaction, the Transaction Independent Amount shall be based on the product of the Strike Price times the Option Entitlement (if any) times the Number of Options of such Out of Scope Transaction, and

(iii) if such Out of Scope Transaction involves a Commodity (other than an energy Commodity), the Transaction Independent Amount shall be based on an amount equal to the product of the highest Notional Quantity for a Calculation Period (or if there is only one Calculation Period, the Total Notional Quantity) times the Specified Price on the Trade Date of such Out of Scope Transaction (provided, however, that if such Out of Scope Transaction involves an energy Commodity, the Transaction Independent Amount shall be an amount equal to the product of (a) the total notional principal amount of such Out of Scope Transaction (the Total Notional Quantity or other similar quantity definition denominating the entire quantity for the term of such Out of Scope Transaction) times (b) the fixed price (or contract price or other similar pricing definition for the price of the Commodity subject to such Out of Scope Transaction as of the Trade Date) times (c) 15%).

If any Out of Scope Transaction involves more than one Notional Amount, the higher value will apply for purposes of this calculation. If in any case the relevant amount is not expressed in USD, the USD equivalent thereof, as determined by Party A, shall be applicable for the purposes of determining the Transaction Independent Amount with respect to Out of Scope Transactions. (Terms used in subsections (i), (ii), and (iii) immediately above without definition herein shall have the meanings set forth in the Confirmation of the relevant Out of Scope Transaction.)

“Currency Stress Amount” means, as of the relevant Valuation Date, an amount determined by Party A representing the greatest potential loss to Party B in respect of in Scope Transactions resulting from the application of one or more risk scenarios formulated by Party A that Party A determines to be appropriate as of such Valuation Date, which scenarios are based on, among other things, changes to the valuations of certain currencies or groups of currencies.

“Developed Market Country” means a country designated as such from time to time by Party A in its discretion (it being agreed that Party A may from time to time change any such designation of a country).

“Developed Market Currencies” means any currencies (individually, a “Developed Market Currency”) designated as such from time to time by Party A in its discretion (it being agreed that Party A may from time to time change any such designation of a currency and that the Transaction Independent Amount may change as a result thereof (including, without limitation, as a result of a currency then falling within the application of one or more different risk scenarios)).

“Emerging Market Country” means, as of the relevant Valuation Date, any country that is not a Developed Market Country.

“Emerging Market Currency” means, as of the relevant Valuation Date, any currency that is not a Developed Market Currency.

“In Scope Transaction” means, as of the relevant Valuation Date, (i) each Plain Vanilla (as defined below) Transaction that is a forward FX Transaction, Currency Option Transaction relating (y) solely to a Developed Market Currency or floating rate of a Developed Market Country or (z) to an Emerging Market Currency or floating rate of an Emerging Market Country that Party A includes as an In Scope Transaction in either case in its discretion, (ii) each Plain Vanilla (as defined below) Transaction that is a Bullion Trade or a Bullion Option (as defined in the 2005 ISDA Commodity Definitions) that Party A includes as an In Scope Transaction in its discretion, and (iii) each other Transaction that Party A determines in its discretion constitutes an In Scope Transaction; provided, however, that IA Transactions entered into on or after the date of this Agreement will not be In Scope Transactions. “Plain Vanilla” means a Transaction whose material terms are those set forth in the applicable form of Confirmation for that type of Transaction set forth in an exhibit to the definition booklet published by the International Swaps and Derivatives Association, Inc. that applies to that type of Transaction; provided that such Transaction may be confirmed using such form of Confirmation without substantive change; and

provided, further, that a Transaction that has material terms set forth in the exhibits to the 2005 Supplement to the 1998 FX and Currency Option Definitions will not be considered Plain Vanilla.

“Interest Rate Stress Amount” means, as of the relevant Valuation Date, an amount determined by Party A representing the greatest potential loss to Party B in respect of In Scope Transactions resulting from the application of one or more risk scenarios formulated by Party A that Party A determines to be appropriate as of such Valuation Date, which scenarios are based on, among other things, changes in the interest rates of certain countries or groups of countries.

“Liquidation Cost” means, as of the Valuation Date, an amount determined by Party A by applying one or more shock factors to In Scope Transactions formulated by Party A that Party A determines to be appropriate as of such Valuation Date, which such shock factors are based on, among other things, changes in the liquidity of the relevant currency.

“Pegged Currency” means a currency selected by Party A whose value Party A determines is pegged to another currency or Party A determines is not otherwise freely floating (it being agreed that Party A may from time to time change any such designation of a currency).

“Pegged Currency Add-on” means, as of the relevant Valuation Date, an amount equal to the sum of the Greatest Negative Nets (as defined below) in respect of all Pegged Currencies determined by Party A resulting from positions of Party B in each Pegged Currency arising under In Scope Transactions (which positions have, in the determination of Party A, currency sensitivity) being shocked in a manner determined by Party A, the resulting potential gains (expressed as a positive number) and losses (expressed as a negative number) to Party B in respect of each such Pegged Currency within each shocking factor being. netted against each other, and the negative net amount, if any, representing the highest potential loss to Party B in respect of the shocking factors applied to such Pegged Currency being determined by Party A (in respect of any Pegged Currency, the “Greatest Negative Net”).

“Portfolio Multiplier” means 1; provided, however, that Party A may amend the Portfolio Multiplier from time to time by notice to Party B.

“Risk Determination” means, as of the relevant Valuation Date, an amount determined by Party A in respect of In Scope Transactions using such methodology and factors as it determines in its discretion to be appropriate as of such day; provided, however, that such amount will be determined by Party A as follows until such time as Party A notifies Party B that Party A will be using a different methodology and/or factors: an amount equal to Party A’s value at risk for a period of ten days in respect of all In Scope Transactions outstanding as of the relevant day, as determined by Party A as of such day based on a statistical confidence level of 99% using two years of historical data.

“Risk Multiplier” means 1; provided, however, that Party A may amend the Risk Multiplier from time to time by notice to Party B.

“Stress-Based Independent Amount” means, as of the relevant Valuation Date, an amount determined by Party A in respect of In Scope Transactions equal to the sum of (i) the Pegged Currency Add-on plus (ii) the Currency Stress Amount plus (iii) the Interest Rate Stress Amount plus (iv) the Volatility Stress Amount plus (v) the Tenor Based Liquidation Add-on.

“Tenor Based Liquidation Add-on” means, as of the relevant Valuation Date for In Scope Transactions with a tenor greater than 12 months from the trade date, an amount calculated by Party A by: (I) determining the net Liquidation Cost amount for each currency by summing the Liquidation Costs for all In Scope Transactions of such currency, and (ii) aggregating the absolute value of the amounts determined under (i).

“Volatility Stress Amount” means, as of the relevant Valuation Date, an amount determined by Party A representing the greatest potential loss to Party B in respect of In Scope Transactions resulting from the application of one or more risk scenarios formulated by Party A that Party A determines to be appropriate as of such Valuation Date, which scenarios are based on, among other things, changes in the volatilities of options related to certain currencies or groups of currencies.

Party A has provided to Party B descriptions of the risk scenarios that Party A may use, in its discretion, to determine the Currency Stress Amount, the Interest Rate Stress Amount, and the Volatility Stress Amount. Party A may modify or change such risk scenarios from time to time by notice to Party B.

[Signature Page Follows]

Please confirm your agreement to the terms of the foregoing Paragraph 13 by signing below.

JPMORGAN CHASE BANK, N.A.		CMF TT II, LLC

		By:	Ceres Managed Futures LLC

By:	/s/ Leila Safai	By:	/s/ Patrick T. Egan
Name:	Leila Safai	Name:	Patrick T. Egan
Title:	Vice President,	Title:	President & Director
JPMorgan Chase Bank, N.A.		Ceres Managed Futures LLC

Exhibit A

Information Statement in accordance with Article 15 of the

Securities Financing Transactions Regulation

This Information Statement is provided for information purposes only and does not amend or supersede the express terms of any Transaction, Collateral Arrangement or any rights or obligations you may have under applicable law, create any rights or obligations, or otherwise affect your or our liabilities and obligations.

1. Introduction

You have received this Information Statement because you have entered into or may hereafter enter into one or more title transfer collateral arrangements or security collateral arrangements containing a right of use (together, “Collateral Arrangements”) with us.

This Information Statement has been prepared to comply with Article 15 of the Securities Financing Transactions Regulation by informing you of the general risks and consequences that may be involved in consenting to a right of use of collateral provided under a security collateral arrangement or of concluding a title transfer collateral arrangement (“Re-use Risks and Consequences”). The information required to be provided to you pursuant to Article 15 of the Securities Financing Transactions Regulation relates only to Re-use Risks and Consequences, and so this Information Statement does not address any other risks or consequences that may arise as a result of your particular circumstances or as a result of the terms of particular Transactions.

This information Statement is not intended to be, and should not be relied upon as, legal, financial, tax, accounting or other advice. Unless otherwise expressly agreed in writing, we are not providing you with any such legal, financial, tax, accounting or other advice and you should consult your own advisors for advice on consenting to a right of use of collateral provided under a security collateral arrangement or on concluding a title transfer collateral arrangement, including the impact on your business and the requirements of, and results of, entering into any Transaction.

Appendix 2 sets out an indicative (but not exhaustive) list of types of agreement that may constitute Collateral Arrangements.

Appendix 3 sets out alternative disclosures that are applicable if we are (1) a U.S. broker-dealer or futures commission merchant or (2) a U.S. bank or U.S. branch or agency office of a non-U.S. bank.

In this information Statement:

•

“we”, “our”, “ours” and “us” refer to the provider of this Information Statement that may conduct Transactions with you (or, where we are acting on behalf of another person, including where that person is an affiliate, that person);

•	“you”, “your” and “yours” refer to each of the persons to which this Information Statement is delivered or addressed in connection with entering into, continuing, executing or agreeing upon

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

the terms of Transactions with us (or, where you are acting on behalf of other persons, each of those persons);

•

“right of use” means any right we have to use, in our own name and on our own account or the account of another counterparty, financial instruments received by us by way of collateral under a security collateral arrangement between you and us;

•

“Securities Financing Transactions Regulation” means Regulation (EU) 2015/2365 of the European Parliament and of the Council of 25 November 2015 on transparency of securities financing transactions and of reuse and amending Regulation (EU) No 648/2012 (as amended from time to time);

•

“Transaction” means a transaction entered into, executed or agreed between you and us under which you agree to provide financial instruments as collateral, either under a security collateral arrangement or under a title transfer collateral arrangement;

•

“financial instruments”, “security collateral arrangement” and “title transfer collateral arrangement” have the meaning given to those terms in the Securities Financing Transactions Regulation. These are set out in Appendix 1 for reference.

2. Re-use Risks and Consequences

a)

Where you provide financial instruments to us under a title transfer collateral arrangement or if we exercise a right of use in relation to any financial instruments that you have provided to us by way of collateral under a security collateral arrangement containing a right of use, we draw your attention to the following Re-use Risks and Consequences:[1]

i.

your rights, including any proprietary rights that you may have had, in those financial instruments will be replaced by an unsecured contractual claim for delivery of equivalent financial instruments subject to the terms of the relevant Collateral Arrangement;

ii.

those ‘financial instruments will not be held by us in accordance with client asset rules, and, if they had benefited from any client asset protection rights, those protection rights will not apply (for example, the financial instruments will not be segregated from our assets and will not be held subject to a trust);

[1]

As noted above, Appendix 3 sets forth the risks and consequences that may arise in connection with re-use of financial instruments by a U.S. broker-dealer, U.S. futures commission merchant, or U.S. bank or U.S. branch or agency office of a non- U.S. bank.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc„ the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

iii.

in the event of our insolvency or default under the relevant agreement your claim against us for delivery of equivalent financial instruments will not be secured and will be subject to the terms of the relevant Collateral Arrangement and applicable law and, accordingly, you may not receive such equivalent financial instruments or recover the full value of the financial instruments (although your exposure may be reduced to the extent that you have liabilities to us which can be set off or netted against or discharged by reference to our obligation to deliver equivalent financial instruments to you);

iv.

in the event that a resolution authority exercises its powers under any relevant resolution regime in relation to us any rights you may have to take any action against us, such as to terminate our agreement, may be subject to a stay by the relevant resolution authority and:

a)	your claim for delivery of equivalent financial instruments may be reduced (in part or in full) or converted into equity; or

b)	a transfer of assets or liabilities may result in your claim on us, or our claim on you, being transferred to different entities although you may be protected to the extent that the exercise of resolution powers is restricted by the availability of set-off or netting rights;

v.

as a result of your ceasing to have a proprietary interest in those financial instruments you will not be entitled to exercise any voting, consent or similar rights attached to the financial instruments, and even if we have agreed to exercise voting, consent or similar rights attached to any equivalent financial instruments in accordance with your instructions or the relevant Collateral Arrangement entitles you to notify us that the equivalent financial instruments to be delivered by us to you should reflect your instructions with respect to the subject matter of such vote, consent or exercise of rights, in the event that we do not hold and are not able to readily obtain equivalent financial instruments, we may not be able to comply (subject to any other solution that may have been agreed between the parties);

vi.

in the event that we are not able to readily obtain equivalent financial instruments to deliver to you at the time required: you may be unable to fulfil your settlement obligations under a hedging or other transaction you have entered into in relation to those financial instruments; a counterparty, exchange or other person may exercise a right to buy-in the relevant financial instruments; and you may be unable to exercise rights or take other action in relation to those financial instruments;

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

vii.	subject to any express agreement between you and us, we will have no obligation to inform you of any corporate events or actions in relation to those financial instruments;

viii.

you will not be entitled to receive any dividends, coupon or other payments, interests or rights (including securities or property accruing or offered at any time) payable in relation to those financial instruments, although the express written terms of the relevant Collateral Arrangement or Transaction may provide for you to receive or be credited with a payment by reference to such dividend, coupon or other payment (a “manufactured payment”);

ix.

the provision of title transfer collateral to us, our exercise of a right of use in respect of any financial collateral provided to us by you and the delivery by us to you of equivalent financial instruments may give rise to tax consequences that differ from the tax consequences that would have otherwise applied in relation to the holding by you or by us for your account of those financial instruments;

x.

where you receive or are credited with a manufactured payment, your tax treatment may differ from your tax treatment in respect of the original dividend, coupon or other payment in relation to those financial instruments.

b.	Where we provide you with clearing services (whether directly as a clearing member or otherwise), we draw your attention to the following additional Re-use Risks and Consequences:

i.

if we are declared to be in default by an EU central counterparty (“EU CCP”) the EU CCP will try to transfer (“port”) your transactions and assets to another clearing broker or, if this cannot be achieved, the EU CCP will terminate your transactions;

ii.

in the event that other parties in the clearing structure default (e.g., a central counterparty, a custodian, settlement agent or any clearing broker that we may instruct) you may not receive all of your assets back and your rights may differ depending on the law of the country in which the party is incorporated (which may not necessarily be English law) and the specific protections that party has put in place;

iii.

in some cases a central counterparty may benefit from legislation which protects actions it may take under its default rules in relation to a defaulting clearing member (e.g., to port transactions and related assets) from being challenged under relevant insolvency law.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

Appendix 1

Defined terms for the purposes of the Securities Financing Transactions Regulation:

“financial instrument” means the instruments set out in Section C of Annex I to Directive 2014/65/EU on markets in financial instruments, and includes without limitation:

1) Transferable securities;

2) Money-market instruments;

3) Units in collective investment undertakings.

“title transfer collateral arrangement” means an arrangement, including repurchase agreements, under which a collateral provider transfers full ownership of financial collateral to a collateral taker for the purpose of securing or otherwise covering the performance of relevant financial obligations.

“security collateral arrangement” means an arrangement under which a collateral provider provides financial collateral by way of security in favour of, or to, a collateral taker, and where the full ownership of the financial collateral remains with the collateral provider when the security right is established.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the international Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

Appendix 2

We have set out below examples of the types of agreements to which this Information Statement applies. These examples are for illustrative purposes only and should not be relied upon as a legal determination of the characterisation of each agreement. The fact that an agreement is grouped with Title Transfer Collateral Agreements below does not preclude its characterisation as a Security Collateral Arrangement with a right of use and vice versa. Moreover, the characterization of an agreement may be different under U.S. and European law.

Title Transfer Collateral Arrangement

Such arrangements may include without limitation:

•	Overseas Securities Lender’s Agreement

•	Global Master Securities Lending Agreement

•	Global Master Repurchase Agreement

•	SIFMA Master Repurchase Agreement

•	An ISDA Master Agreement incorporating an English Law ISDA Credit Support Annex

•

An ISDA/FIA Client Cleared OTC Derivatives Addendum which provides for title transfer collateral arrangements and ‘in particular where entered into in connection with an English law governed ISDA Master Agreement which includes the English law CSA Collateral Terms as set out in Appendix 1 thereto, or when entered into in connection with a relevant FIA client clearing agreement

•	Master Gilt Edged Stock Lending Agreement

•	Master Equity and Fixed Interest Stock Lending Agreement

•	Prime brokerage agreements which provide for title transfer collateral arrangements

•	FIA client clearing agreements for exchange traded and other cleared derivatives which provide for title transfer collateral arrangements

•	FIA Clearing Module which provides for title transfer collateral arrangements

•	Any bespoke agreements granting security by way of transfer of title to the secured party

•	Futures & Options Client Agreements

•	FBE European Master Agreement with Product Annex for Repurchase Transactions

•	ISDA Master Agreement incorporating a Japanese Law 1995 Credit Support Annex (Loan) and Japanese Law 2008 Credit Support Annex (Loan)

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

•	ISDA Master Agreement incorporating a New York Law ISDA Credit Support Annex with Loan & Set-off language

•	Convention-Cadre FBF Relative aux Operations de Pension Livrees (FBF Master Agreement for Repurchase Transactions)

Security Collateral Arrangement containing a right of use Such arrangements may include without limitation:

•	An ISDA Master Agreement incorporating a New York Law ISDA Credit Support Annex

•

An ISDA/FIA Client Cleared OTC Derivatives Addendum which provides for security collateral arrangements and in particular where entered into in connection a New York law governed ISDA Master Agreement including the New York law CSA Collateral Terms as set out in Appendix 2 thereto, or when entered into in connection with a relevant FIA client clearing agreement

•	An ISDA Master Agreement in respect of which an English Law ISDA Credit Support Deed incorporating a right of use is a credit support document

•	Prime brokerage agreements which provide for the creation of security over financial instruments

•	FIA client clearing agreements for exchange traded and other cleared derivatives which provide for a creation of security over financial instruments

•	FIA Clearing Module which provides for a creation of security over financial instruments

•	Security arrangements in relation to margin loan documentation and associated custody agreements

•

SIFMA Master Securities Lending Agreement (this agreement is generally a security collateral arrangement with respect to collateral delivered to the lender; the borrower takes title to the borrowed securities)

•	Any bespoke security agreements creating security in respect of financial instruments with rehypothecation rights or a right of use over the financial instruments in favour of the secured party

•	SIFMA Master Securities Forward Transaction Agreement

•	Futures & Options Client Agreements

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

Appendix 3

U.S. BROKER-DEALER, U.S. FUTURES COMMISSION MERCHANT, or U.S. BANK:

This Appendix describes the Re-use Risks and Consequences that may arise under Collateral Arrangements with a bank chartered under U.S. federal or state law, a U.S. branch or agency office of a non-U.S. bank (any such bank, branch, or agency office, a “U.S. banking organization”), a U.S. entity that is registered as a broker-dealer with the U.S. Securities and Exchange Commission (“broker-dealer”), or a U.S. entity that is registered as a futures commission merchant with the Commodity Futures Trading Commission (“FCM”). A single U.S. entity can operate, and be regulated, as both a broker-dealer and an FCM, but it remains subject to separate regulatory requirements with respect to its separate activities.

U.S. law draws a distinction between financial instruments delivered to a broker-dealer or FCM and treated as customer assets (“Customer Assets”), financial instruments held by a U.S. banking organization in a trust or custodial capacity (“Custodial Assets”), and financial instruments delivered or pledged to a U.S. banking organization, broker-dealer, or FCM in a principal (non-customer) capacity (“Non-Customer Assets”). Customer Assets held by a broker-dealer or FCM are subject to mandatory segregation requirements under the rules of the SEC and CFTC, respectively, and special-purpose insolvency regimes under which segregated assets, i.e., Customer Assets and cash required to be held in segregated accounts, are distributed to customers. Custodial Assets held by a U.S. banking organization are generally segregated on an account- or customer-specific basis, while in some circumstances broker-dealers and FCMs are permitted to segregate Customer Assets on an omnibus basis for all customers.

Financial instruments held in a securities account at a broker-dealer or delivered to an FCM as margin (or “performance bond”) for a cleared derivative generally constitute Customer Assets. On the other hand, securities delivered to us under a repurchase or securities lending agreement generally do not constitute Customer Assets. If, with respect to Customer Assets received by us as a broker-dealer, you separately agree to lend financial instruments to us under a securities lending agreement, or agree to sell financial instruments to us under a repurchase agreement, then the financial instruments are removed from your account and are no longer eligible for customer protection. Any financial instruments delivered to us under such transactions are Non-Customer Assets. If you are uncertain whether a financial instrument pledged or delivered to us is a Customer Asset, please obtain legal advice.

With respect to Customer Assets received by us as an FCM in connection with your CFTC-regulated transactions, we generally cannot use such Customer Assets other than to margin, guarantee or secure those transactions. That is, we may transfer such assets to segregated or secured accounts established by us with banks, clearing houses and clearing brokers, which acknowledge, via rules or written agreements, that such Customer Assets are the property of the FCM’s customers and can be utilized solely to margin, guarantee or secure customer transactions. In addition, an FCM may, pursuant to repurchase agreements, substitute such segregated Customer Assets, subject to very strict CFTC regulations, including the requirement that such substitution is made on a “delivery versus delivery”

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

basis, and the market value of the substituted securities is at least equal to that of the Customer Assets being substituted. To the extent segregated assets were found to be insufficient to satisfy customer claims in full, customers would continue to have a claim against the proprietary assets of the FCM.

With respect to Customer Assets received by us as a broker-dealer in connection with your SEC-regulated transactions, we generally can use such Customer Assets only with your consent and subject to regulatory usage limits that are imposed both at the account level (by reference to the amount of your obligations to us) and across all customers (by reference to the amount of all customer obligations to us). The SEC requires that broker-dealers perform a daily valuation of Customer Assets (including related customer obligations) and maintain in segregation either Customer Assets or cash or other high-grade assets such that the value of segregated assets will at all times exceed the value of all Customer Assets net of customer obligations to the broker-dealer. Further, to the extent segregated assets were to be insufficient to satisfy customer claims in full, customers would continue to have a claim against the proprietary assets of the broker-dealer.

Notwithstanding point (b) of paragraph 2 of Article 15 of the Securities Financing Transactions Regulation, when we use your Customer Assets, they continue to be included on your account statement reflecting their status as Customer Assets, and we may not identify to you the financial instruments that we have used.

If we are a broker-dealer or FCM, our exercise of our right to use Customer Assets has no effect on the nature of your property interest in the financial instruments or on your rights as a customer in the event of our insolvency. The amount of your customer claim in a broker-dealer or FCM insolvency proceeding is a function of the value of assets held in your account and the amount of your obligations to us, if any. In a broker-dealer or FCM insolvency proceeding, all customers generally receive the same pro rata share of their claims based on Customer Assets (and customer cash), regardless of whether their financial instruments were subject to use or were used by the broker-dealer or FCM. (In the case of an FCM insolvency, customers are separated into several account classes based on product type, and recoveries may vary across account classes. Customers within the same account class receive the same pro rata share of all customer claims within that class.)

In the insolvency of a U.S. banking organization, Custodial Assets are generally returned to their owners to the extent such assets are available for distribution. Your consent to our use of your financial instruments may prevent them from being treated as Custodial Assets, and it may jeopardize your right to obtain their return in the event of our insolvency.

Collateral Arrangements with respect to Non-Customer Assets can take a variety of forms with differing legal characterizations and practical consequences. Generally, a title transfer collateral arrangement entitles you only to a creditor claim for the return of your financial instruments. Under a security collateral arrangement, in some cases you may retain a property interest in the financial instruments delivered to us as collateral, but your property right (if any) may be subject to superior rights of our creditors or of a party to which we have transferred the financial instruments. Additionally, in the event of our insolvency, you may lose your property interest if you are unable to identify your property as distinct from our other assets, and our use of your financial instruments may impair your ability to do so.

This Appendix is not intended to provide a complete description of the treatment of Collateral Arrangements under U.S. law or the U.S. customer protection system, and you should not rely on it for that purpose.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

If we are a U.S. broker-dealer, U.S. FCM, or U.S. banking organization, Sections 2(a)(i) through (v) of the Information Statement do not apply. Instead, where you provide financial instruments to us under a title transfer collateral arrangement or if we exercise a right of use in relation to any financial instruments that you have provided to us by way of collateral under a security collateral arrangement containing a right of use, we draw your attention to the following Re-use Risks and Consequences:

Paragraph 2. Risks in Connection with Financial Instruments That Are Customer Assets

If we are a U.S. broker-dealer or FCM and your financial instruments are Customer Assets, then we are permitted to use your financial instruments (i) to post as margin in respect of CFTC-regulated products with a clearing organization or other intermediary, and (ii) as otherwise permitted within the limits imposed by U.S. customer protection rules. When we use your Customer Assets, we may not hold them in segregation or trust, depending on the applicable U.S. regulation, but we continue to report them on your account statement reflecting their status as Customer Assets. As a result of our use of your Customer Assets, those assets are subject to the Re-use Risks and Consequences listed in Sections 2(a)(vi) through (x) of the Information Statement. In addition, if we provide you with clearing services (whether directly as a clearing member or otherwise), Customer Assets are subject to the Re-use Risks and Consequences listed in Section 2(b) of the Information Statement.

Moreover, as a result of our use of those financial instruments (including, in some cases, your ceasing to have a proprietary interest in those financial instruments), or the failure of a third party to deliver to us financial instruments, you may not be entitled to exercise any voting, consent or similar rights attached to the financial instruments, and even if we have agreed to exercise voting, consent or similar rights attached to any equivalent financial instruments in accordance with your instructions or the relevant Collateral Arrangement entitles you to notify us that the equivalent financial instruments to be delivered by us to you should reflect your instructions with respect to the subject matter of such vote, consent or exercise of rights, in the event that we do not hold and are not able to readily obtain equivalent financial instruments, we may not be able to comply (subject to any other solution that may have been agreed between the parties).

However, our right to use Customer Assets and our actual use of Customer Assets do not present any insolvency-related Re-use Risks and Consequences. This is because, as described above, in the event of our insolvency your claim for Customer Assets would be calculated according to a formula that does not take our use of assets into account.

In the event that a receiver, conservator or other insolvency official exercises its powers under an insolvency regime in relation to us, any rights you may have to take any action against us, such as to terminate our agreement, may be subject to a stay by the relevant authority and a transfer of assets or liabilities may result in your claim on us, or our claim on you, being transferred to different entities. However, this risk exists regardless of whether we have used your financial instruments or you have consented to their use.

Paragraph 3. Risks in Connection with Financial Instruments That Are Non-Customer Assets

Non-Customer Assets are not protected by the U.S. customer protection rules that apply to Customer Assets. If we are a U.S. broker-dealer or FCM and your financial instruments are Non-Customer Assets, or we are a U.S. banking organization, and you have granted us a right to use your financial instruments, then we will not hold such financial instruments in segregation or trust. Your rights, including any

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.

proprietary rights that you may have had, in those financial instruments may be replaced by a contractual claim (which would be unsecured unless otherwise agreed) for the delivery of equivalent financial instruments subject to the terms of the relevant Collateral Arrangement. As a result of our use of your Non-Customer Assets, those assets are subject to the Re-use Risks and Consequences listed in Sections 2(a)(vi) through (x) of the Information Statement.

If we are a U.S. banking organization, as a result of your consent to our use of your financial instruments, those financial instruments may not be held by us in accordance with the rules that apply to Custodial Assets, and, if they had benefited from any protections as Custodial Assets, those protection rights may not apply (for example, the financial instruments will not be segregated from our assets and will not be held subject to a trust).

Moreover, as a result of our use of financial instruments (including, in some cases, your ceasing to have a proprietary interest in those financial instruments), or the failure of a third party to deliver to us financial instruments, you may not be entitled to exercise any voting, consent or similar rights attached to the financial instruments, and even if we have agreed to exercise voting, consent or similar rights attached to any equivalent financial instruments in accordance with your instructions or the relevant Collateral Arrangement entitles you to notify us that the equivalent financial instruments to be delivered by us to you should reflect your instructions with respect to the subject matter of such vote, consent or exercise of rights, in the event that we do not hold and are not able to readily obtain equivalent financial instruments, we may not be able to comply (subject to any other solution that may have been agreed between the parties).

In the event of our insolvency your rights in financial instruments that we have used may be replaced by a general claim (which would be unsecured unless otherwise agreed) against us for equivalent financial instruments or the value of those financial instruments, and you may not receive such equivalent financial instruments or recover the full value of the financial instruments (although your exposure may be reduced to the extent that we have provided collateral to you or you have liabilities to us which can be set off or netted against or discharged by reference to our obligation to deliver equivalent financial instruments to you). To the extent you retain a property interest in financial assets we have used, our use of the financial instruments may give other parties superior rights in them and may interfere with your ability to identify the financial instruments for the purpose of obtaining their return.

In the event that a receiver, conservator or other insolvency official exercises its ‘powers under an insolvency regime in relation to us, any rights you may have to take any action against us, such as to terminate our agreement, may be subject to a stay by the relevant authority and a transfer of assets or liabilities may result in your claim on us, or our claim on you, being transferred to different entities. However, this risk exists regardless of whether we have used your financial instruments or you have consented to their use.

Copyright © 2016 by the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association, the International Securities Lending Association and SIFMA. Neither the International Swaps and Derivatives Association, Inc., the Association for Financial Markets in Europe, the Futures Industry Association, Inc., the International Capital Market Association and the International Securities Lending Association nor SIFMA, has reviewed or endorsed any modifications that may have been made to this document.